SECURITIES AND EXCHANGE COMMISSION

==================================

AMENDMENT NO. 1 TO FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

==================================

NEW LIFE SCIENTIFIC, INC.

(Exact Name of Small Business Issuer in its Charter)

NEVADA	8731	88-0440989
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

15 Roszel Road North

Princeton, New Jersey 08543

(732) 303-7341

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Henry Val, President

New Life Scientific, Inc.

15 Roszel Road North

Princeton, New Jersey 08543

(732) 303-7341

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

RICHARD ANSLOW, ESQ.

ANSLOW & JACLIN, LLP

195 ROUTE 9, SUITE 204

MANALAPAN, NEW JERSEY 07726

TELEPHONE NO.: (732) 409-1212

FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Common Stock, par value $.001 per share (1)	55,000,000	$.16	$8,800,000	$1,035.76
Common Stock, par value $.001 per share (2)	3,500,000	$.17	$595,000	$70.03
Common Stock, par value $.001 per share (3)	3,500,000	$.19	$665,000	$78.27
Common Stock, par value $.001 per share (4)	4,000,000	$.20	$800,000	$94.16
Common Stock, par value $.001 per share (5)	4,000,000	$.25	$1,000,000	$117.70
Common Stock, par value $.001 per share (6)	2,000,000	$.30	$600,000	$70.62
Common Stock, par value $.001 per share (7)	2,000,000	$.35	$700,000	$82.39
Common Stock, par value $.001 per share (8)	1,250,000	$.20	$250,000	$29.43
Total	75,250,000		$13,410,000	$1,578.36

(1) Represents shares of common stock issuable in connection with the conversion of secured convertible debentures aggregating a maximum of $1,050,000 in accordance with a Securities Purchase Agreement dated May 5, 2006 between us and Cornell Capital Partners, LP, respectively. We are required to register seven times the estimated amount of shares of common stock issuable in connection with the conversion of the secured convertible debentures calculated to be due upon conversion of the maximum amount of secured convertible debentures aggregating $1,050,000. The price of $.16 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the estimated conversion price of the secured convertible debentures.

(2) Represents 3,500,000 shares of common stock issuable in connection with the exercise of our Series A Warrants held by Cornell Capital Partners, LP. The price of $.17 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the exercise price of the Warrants.

(3) Represents 3,500,000 shares of common stock issuable in connection with the exercise of our Series B Warrants held by Cornell Capital Partners, LP. The price of $.19 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the exercise price of the Warrants.

(4) Represents 4,000,000 shares of common stock issuable in connection with the exercise of our Series C Warrants held by Cornell Capital Partners, LP. The price of $.20 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the exercise price of the Warrants.

(5) Represents 4,000,000 shares of common stock issuable in connection with the exercise of our Series D Warrants held by Cornell Capital Partners, LP. The price of $.25 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the exercise price of the Warrants.

(6) Represents 2,000,000 shares of common stock issuable in connection with the exercise of our Series E Warrants held by Cornell Capital Partners, LP. The price of $.30 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the exercise price of the Warrants.

(7) Represents 2,000,000 shares of common stock issuable in connection with the exercise of our Series F Warrants held by Cornell Capital Partners, LP. The price of $.35 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the exercise price of the Warrants.

(8) Represents 1,250,000 held by M & L Consulting, Inc. The price of $.20 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act and is based on the exercise price of the Warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED AUGUST 3, 2006

PROSPECTUS

NEW LIFE SCIENTIFIC, INC.

55,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE CONVERSION OF SECURED CONVERTIBLE DEBENTURES

3,500,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE EXERCISE OF CLASS A WARRANTS

3,500,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE EXERCISE OF CLASS B WARRANTS

4,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE EXERCISE OF CLASS C WARRANTS

4,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE EXERCISE OF CLASS D WARRANTS

2,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE EXERCISE OF CLASS E WARRANTS

2,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE EXERCISE OF CLASS F WARRANTS

1,250,000 SHARES OF COMMON STOCK

Our selling security holders are offering to sell 55,000,000 shares of common stock issuable in connection with the conversion of secured convertible debentures; and 3,500,000 shares of common stock issuable in connection with the exercise of Class A Warrants; 3,500,000 shares of common stock issuable in connection with the exercise of Class B Warrants; 4,000,000 shares of common stock issuable in connection with the exercise of Class C Warrants; 4,000,000 shares of common stock issuable in connection with the exercise of Class D Warrants; 2,000,000 shares of common stock issuable in connection with the exercise of Class E Warrants; and 2,000,000 shares of common stock issuable in connection with the exercise of Class F Warrants. In addition, we are registering 1,250,000 shares which are already outstanding.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August , 2006

Our shares of common stock are quoted on the OTC Bulletin Board under the symbol “NWLS.” The last reported sale price of our common stock on August 3, 2006 was $.03.

We will receive no proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants.

===========================================================================

i

ABOUT OUR COMPANY

New Life Scientific, Inc. (“NWLS” “we,” “our,” “us,” or the “Company”), was incorporated under the laws of the State of Nevada on October 28, 1999, under the name “TMA, Inc.” In December 2000, we amended our Articles of Incorporation, changing our name to Nevada Holding Group Inc. On March 1, 2005, we changed our name to New Life Scientific, Inc. We were originally organized for the purpose of acquiring equity positions in start-up and existing companies. We also provided companies with consulting services with regard to raising capital, equity formation, development of management teams, implementing marketing programs when appropriate, and guidance in filing registration statements. We no longer conduct these business activities.

On May 5, 2005 (the “Effective Date”), pursuant to an Agreement and Plan of Acquisition(the “Agreement”) between us and Novo Life Scientific (“Novo Life”), a Ukrainian enterprise corporation, we purchased all of the outstanding shares of Novo Life for the issuance of 17,500,000 shares of its common stock to the following parties: Alexander Yelsky - 4,000,000 shares; Yevsey Tseytelman - 4,000,000; Michael Val (the brother of Henry Val, our principal shareholder and sole officer and director) - 9,000,000 shares; Dmitry Gulyaev - 60,000 shares; Andrey Zerbino - 30,000 shares; Natalya Khlystova - 50,000 shares; Alexander Brusilovsky - 10,000 shares; Ganna Yelska - 10,000 shares; Alexander Yelsky, custodian for Daniel Yelsky - 120,000 shares; and Yevsey Tseytelman, custodian for Leona Tseytelman - 220,000 shares. Pursuant to the Agreement, Novo Life became our wholly-owned subsidiary. The acquisition was approved by the unanimous consent of our Board of Directors on May 5, 2005. Novo Life is a holder of certain licensing agreements with the Institute of Molecular Biology and Genetics of the Ukrainian Academy of Sciences (“IMBG”).

We intend to seek to acquire additional assets or shares of an entity actively engaged in business which generates revenues, in exchange for our securities. Except for our acquisition of Novo Life, we have no particular acquisitions in mind but as of the date of this report, we have entered into various discussions regarding such a business combination, but there is no definitive agreement with any third party regarding the same.

On May 25, 2005, pursuant to an Agreement and Plan of Acquisition (the “Agreement”) between us and Pharma Trials International (PTI) in a $1.5 Million deal that will provide entry and presence in the clinical research field. The transaction called for NWLS to pay $1.5 Million in common stock. The deal was closed on December 30, 2005

Pharma Trials provides services in areas of clinical and market research as well as regulatory support to pharmaceutical clients and other Contract Research Organizations (CROs). PTI assists pharmaceutical, biotechnology, and medical device companies with management for their clinical research programs. A CRO is a company that is contracted to perform all or part of a sponsor’s clinical trials-related tasks. This might include the study design, study monitoring and management of trials, regulatory support, the analysis of results, and other specialty duties that drug developers do not have the capacity to perform efficiently or they intend to outsource for other reasons.

On June 6, 2005, we entered into a Strategic Alliance Agreement between us and Invapharm, LLC of Malvern, Pennsylvania. Invapharm, LLC has expertise in drug delivery, development of pharmaceutical products, and is the holder of licenses for various pharmaceutical compounds, products and drug delivery systems.

On June 16, 2005, we elected and appointed new officers and directors. Wieslaw J. Bochenek, M.D., Ph.D. has been elected to the board of directors and has been also been appointed as our president.

On June 24, 2005, we formed a joint venture with Invapharm; LLC whereby we will operate under the name Invamed Pharma, Inc. Invamed Pharma, Inc. was incorporated in the Florida on June 6, 2005.

On November 1, 2005, a European pharmaceutical company signed a clinical study contract with PharmaTrials International, for a study to be conducted by PharmaTrials Ukraine, a Contract Research Organization (CRO) in Kiev, Ukraine. The terms of the contract dictate strict confidentiality as to the contracting party and the specific nature of the study. It is the first major study to be awarded to PharmaTrials International since it was acquired by us. The general scope of the project is a Phase II clinical study for a new therapeutic indication, to be conducted exclusively by PharmaTrials International’s at seven sites in the Ukraine. The contract is scheduled for completion in the second quarter of 2006.

On February 16, 2006, our Board of Directors approved the acquisition of the remaining 50% of Invamed Pharma Inc., not currently owned by us from Invapharm LLC. This agreement calls for the issuance of 6,000,000 shares of newly issued restricted shares of our common stock.

On May 3, 2006 we entered into a strategic alliance with Biorigen Srl, (Genoa, Italy), a biotech company with certain intellectual properties and Centro Biotecnologie Avanzate (Genoa, Italy) to pursue development of a series of research projects, the first one being the project of “Bone Repair by Tissue Engineering” that is using novel biotechnology. Under the agreement, along with Biorigen, we are to establish a joint venture which obtains global rights with Biorigen Srl retaining rights for the European Union and countries of the Mediterranean Basin and Middle East. The new technology is intended to treat large bone defects, due to either pathologies or trauma and can also be used for modeling of bone in repair of bone defects. The final goal of the project is the commercialization of a new bone grafting/modeling technology.

The development of this proprietary technology is applicable to long bone grafting and other bone reconstruction, such as in neurosurgery, maxillo-facial and dental surgery. The technology involves a novel method of presentation of pluripotent mesenchymal stem cells derived from either bone marrow aspirate or small biopsies of periosteum and expanded in culture. This technology extends viability and activity of mesenchymal stem cells and will result in reproducible bone healing.

On May 25, 2006, we have established BIORIGEN USA, Inc., a joint venture company with Biorigen Srl, to pursue development of a series of research projects, The first one is the project of “Bone Repair by Tissue Engineering” that is using novel biotechnology. Under the agreement, BIORIGEN USA, Inc. obtains global rights with Biorigen Srl retaining rights for the European Union and countries of the Mediterranean Basin and Middle East countries.

On July 19, 2006, a United States based biotech company awarded a contract to Pharma Trials International (PTI), one of our subsidiaries. It is a study of a cardiovascular agent that will be conducted by PTI in Europe. The project is scheduled for completion in the third quarter of 2008. This is PTI’s second project with our involvement, and both projects will be managed from our new headquarters in Princeton, New Jersey.

Since inception, we have had a history of net losses. To date, we have generated $122,863 in revenues; however, our accumulated net losses as of March 31, 2006 are $366,411. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern. The continuation of the Company is dependent upon the continuing financial support of creditors and stockholders and obtaining short-term and long-term financing, the completion of product development and achieving profitability. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data are derived from our December 31, 2005 and 2004 audited consolidated financial statements, and our March 31, 2006 unaudited financial statements.

	For the three months ended	For the year ended	For the year ended
	March 31, 2006	December 31, 2005	December 31, 2004
STATEMENT OF OPERATIONS
	(unaudited)	(audited)	(audited)

Revenues	7,232	115,631	9,409
Net Income (Loss)	(103,855)	(257,800)	(2,306,783)
General and Administrative Expenses	87,490	327,799	2,060,240
Professional Fees	23,598	25,855	155,690

	As of	As of	As of
	March 31, 2006	December 31, 2005	December 31, 2004
BALANCE SHEET DATA
	(unaudited)	(audited)	(audited)

Cash	13,517	119,167	2,716
Total Current Assets	496,651	565,298	4,816
Total Assets	1,496,651	565,298	4,816
Total Liabilities	104,351	69,142	121,128
Stockholders ‘ Equity (Deficiency)	1,392,301	496,156	(116,312)

SECURITIES OFFERED BY US

We are not offering any securities. All shares being registered are for our selling security holders.

WHERE YOU CAN FIND US

Our corporate offices are located at 4400 Route 9 South, Suite 1000, Freehold, New Jersey 07728. Our telephone number is (732) 303-7341 and facsimile number is (732) 462-9149.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to us and not to the selling stockholders.

WE MAY REQUIRE ADDITIONAL FUNDS TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN ADDITIONAL FINANCING WILL INHIBIT OUR ABILITY TO EXPAND OR

EVEN MAINTAIN OUR BUSINESS OPERATIONS.

We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. The financing we need may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing will inhibit our ability to implement our development strategy, and as a result, could require us to diminish or suspend our development strategy and possibly cease our operations.

If we are unable to obtain additional financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain additional financing on reasonable terms could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US AND

THEREFORE WE MAY NOT SURVIVE IF WE MEET SOME OF THE PROBLEMS, EXPENSES,

DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A START UP

COMPANY.

We were incorporated on October 28, 1999 and we have had minimal revenues and nominal operations to date. To date, we have only generated $122,863 in revenues; and our accumulated net losses as of March 31, 2006 are $366,411. We will continue to incur losses in the future and there is no assurance that we will generate significant revenues or become profitable.

Based upon current plans, we expect to incur operating losses in the immediate future as we prepare for the full implementation of our business plan. We anticipate expenses associated with the addition of more employees, expansion of office space and production facilities. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate sufficient revenues will cause us to go out of business.

IF WE ARE UNABLE TO GENERATE SIGNIFICANT REVENUES FROM OUR OPERATIONS, WE MAY BE

UNABLE TO EXPAND OUR SERVICES AND MAY BE FORCED TO CEASE OPERATIONS.

If we are unable to generate significant revenues from our operations, we could be forced to delay, scale back or eliminate certain services and product development programs. Ultimately the expansion of our operations may allow us to become profitable. However, if we fail to generate significant revenues in the future, then we will not be able to expand our product line as we anticipate. This failure to expand may hurt our ability to raise additional capital which could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, THEN WE MAY NOT BE ABLE TO

IMPLEMENT OUR BUSINESS PLAN.

We depend on the services of our officers and our success depends on the continued efforts of these individuals to manage our business operations. The loss of the services of any of our officers could have a negative effect on our business, financial condition and results of operations. In order to negate this potential negative impact, we intend to negotiate employment agreements with our officers. In addition, our success in expanding our business operations is largely dependent on our ability to hire highly qualified personnel. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by competitors or other businesses in the industry.

WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in having our shares listed or quoted on any exchange or quotation system, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand out business operations.

SHARES ELIGIBLE FOR PUBLIC SALE IN THE FUTURE COULD DECREASE THE PRICE OF OUR COMMON SHARES AND REDUCE OUR FUTURE ABILITY TO RAISE CAPITAL.

Sales of substantial amounts of our common stock in the public market could decrease the prevailing market price of our common stock. If this is the case, investors in our shares of common stock may be forced to sell such shares at prices below the price they paid for their shares, or in the case of the investors in the May 2006 financing, prices below the price they converted their debentures and warrants into shares. In addition, a decreased market price may result in potential future investors losing confidence in us and failing to provide needed funding. This will have a negative effect on our ability to raise equity capital in the future.

WE ARE IN AN INTENSELY COMPETITIVE INDUSTRY AND ANY FAILURE TO TIMELY IMPLEMENT

OUR BUSINESS PLAN COULD DIMINISH OR SUSPEND OUR DEVELOPMENT AND POSSIBLY CEASE

OUR OPERATIONS.

The pharmaceutical industry is highly competitive, and has few barriers to entry. We can provide no assurance that additional competitors will not enter into the industry. There are other companies that currently offer similar services that have established user bases that are significantly larger than ours, and that have access to greater capital. If we are unable to efficiently and effectively institute our business plan as a result of intense competition or a saturated market, we may not be able to continue the development and enhancement of our web site and become profitable.

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

o	Make a suitability determination prior to selling a penny stock to the purchaser;

o	Receive the purchaser’s written consent to the transaction; and

o	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

OUR RECENT FINANCING REQUIRES THIS REGISTRATION STATEMENT TO BECOME EFFECTIVE WITHIN 150 DAYS AFTER THE INITIAL CLOSING DATE OF MAY 5, 2006 AND IF THIS FAILS TO HAPPEN WE WILL INCUR LIQUIDATED DAMAGES.

We recently received financing from the selling security holders listed in this document. Such financing requires us to file this registration statement and have the registration statement declared effective by the SEC within 150 days of the closing of the financing, which occurred on May 5, 2006. If this registration statement is not declared effective by October 2, 2006, we begin incurring liquidated damages equal to 2% of the principal of the convertible debentures issued for each 30 day period that this registration statement is not declared effective after October 2, 2006.

THE CONVERSION OF THE SECURED CONVERTIBLE DEBENTURES BASED ON OUR RECENT FINANCING IS BASED ON AN AVERAGE OF OUR CLOSING BID PRICE OF OUR INTRA DAY TRADING PRICES OF OUR COMMON STOCK OVER A CERTAIN PERIOD OF TIME PRIOR TO CONVERSION AND THE DECREASE OF THE INTRA DAY TRADING PRICE WILL RESULT IN ISSUANCE OF A SIGNIFICANT INCREASE OF SHARES RESULTING IN DILUTION TO OUR SHAREHOLDERS.

The conversion of the secured convertible debentures in our recent financing is based on the lessor of $.16 or 95% of the lowest Closing Bid Price of the common stock during the 25 trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP. The price of our common shares may fluctuate and the lower intra-day trading price in the future, will result in a conversion ratio resulting in issuance of a significant amount of our common shares to the debenture holders. This will result in our present shareholders being diluted.

SELLING SHAREHOLDERS MAY IMPACT OUR STOCK VALUE THROUGH THE EXECUTION OF SHORT SALES WHICH MAY DECREASE THE VALUE OF OUR COMMON STOCK

Short sales are transactions in which a selling shareholder sells a security it does not own. To complete the transaction, a selling shareholder must borrow the security to make delivery to the buyer. The selling shareholder is then obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The price at such time may be higher or lower than the price at which the security was sold by the selling shareholder. If the underlying security goes down in price between the time the selling shareholder sells our security and buys it back, the selling shareholder will realize a gain on the transaction. Conversely, if the underlying security goes up in price during the period, the selling shareholder will realize a loss on the transaction. The risk of such price increases is the principal risk of engaging in short sales. The selling shareholders in this registration statement could short the stock by borrowing and then selling our securities in the market, and then converting the stock through either the Debentures or Warrants at a discount to replace the security borrowed. Because the selling shareholders control a large portion of our common stock, the selling shareholders could have a large impact on the value of our stock if they were to engage in short selling of our stock. Such short selling could impact the value of our stock in an extreme and volatile manner to the detriment of other shareholders.

 FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” on pages 13 to 16, that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

a)	Market Information.

Our common stock commenced a quotation on the OTC Bulletin Board in December 2001. As of August 3, 2006, the price of our common stock was $.03. Our trading symbol is NWLS.

The table below sets forth the reported high and low bid prices for the periods indicated. The bid prices shown reflect quotations between dealers, without adjustment for markups, markdowns or commissions, and may not represent actual transactions in our securities.

	Bid Price
Quarter Ended	High	Low
March 2006	$0.32	$0.15

March 2005	$5.568	$0.918
June 2005	$3.864	$1.545
September 2005	$2.50	$0.955
December 2005	$1.136	$.0255

March 2004	$1.40	$0.525
June 2004	$3.815	$1.05
September 2004	$12.566	$1.365
December 2004	$8.75	$3.50

March 2003	$0.15	$0.03
June 2003	$0.11	$0.05
September 2003	$0.09	$0.01
December 2003	$0.04	$0.015

(b)	Holders.

There are 164 holders of our Common Stock, not including those persons who hold their shares in "street name" holding 51,620,586 shares of our common stock.

(c)	Dividends.

We have not paid any dividends on our shares of common stock. We do not foresee that we will have the ability to pay a dividend on our shares of common stock in the fiscal year ending December 31, 2006. There can be no assurances that a dividend will be issued even if a merger or acquisition is so consummated.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of August 3, 2006, with respect to compensation plans under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
	_________________	_________________	_________________
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation	None
Plans approved by
Security holders

Equity compensation	None
Plans not approved
By security holders
Total

DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

SELLING STOCKHOLDERS

Selling Security Holders and Recent Financing

On May 5, 2006, we entered into a Securities Purchase Agreement for a total subscription amount of $1,050,000 that included Stock Purchase Warrants and Secured Convertible Debentures with Cornell Capital Partners, LP (“Cornell”). The initial funding of $350,000 was completed on May 5, 2006 with Cornell and evidenced by a secured convertible debenture. Additionally, Cornell received warrants to purchase Nineteen Million (19,000,000) shares of the Company’s Common Stock as follows: (A) a Class A Warrant to purchase Three Million Five Hundred Thousand (3,500,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.17 per share, (B) a Class B Warrant to purchase Three Million Five Hundred Thousand (3,500,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.19 per share, (C) a Class C Warrant to purchase Four Million (4,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.20 per share, (D) a Class D Warrant to purchase Four Million (4,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.25 per share, (E) a Class E Warrant to purchase Two Million (2,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.30 per share, and (F) a Class F Warrant to purchase Two Million (2,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.35 per share.

The secured convertible debentures are convertible into shares of our common stock at a rate equal to the lesser of (a) $0.16 or (b) ninety five percent (95%) of the lowest Closing Bid Price of the Common Stock during the twenty five (25) trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP. The Convertible Debentures are secured by a lien on all of the Company’s assets and by all of the assets of the Company’s subsidiaries pursuant to the Security Agreements entered into with the Investors. Under the terms of the secured convertible debentures and the related warrants, the secured convertible debentures and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of callable secured convertible debentures or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act.

Upon the full subscription to the Securities Purchase Agreement including the issuance of the full 19,000,000 warrants and the conversion in full of the Secured Convertible Debentures, the total shares being registered are 55,000,000 shares underlying the Secured Convertible Debentures and 19,000,000 shares underlying the Warrants.

On December 12, 2005, we issued 1,250,000 shares of our restricted common stock to M & L Consulting, Inc. and warrants to purchase 833,333 shares of our common stock at an exercise price of $.30 per share for cash consideration of $250,000. We are registering the 1,250,000 shares of our common stock held by M & L Consulting, Inc.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of August 3, 2006 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to the offering (1)	Percent of common shares owned prior to the offering	Shares of common stock to be sold in the offering	Number of shares owned after the offering	Percent of shares owned after offering
Cornell Capital Partners, LP (3)	0	0	74,000,000 (2)	0	0%
M & L Consulting, Inc. (4)	1,250,000	24.22%	1,250,000	0	0%

* Less than 1%

(1)	Based on 51,620,586 shares issued and outstanding as of August 3, 2006.
(2)

Includes 55,000,000 shares of common stock issuable in connection with the conversion of the entire $1,050,000 Secured Convertible Debentures; and 19,000,000 shares of common stock issuable in connection with the exercise of warrants.

The conversion has been calculated based on the maximum number of shares the investors can receive in accordance with the total Secured Convertible Debentures of $1,050,000. The number of shares set forth in the table for the selling stockholders represents an estimate of the number of shares of common stock to be offered by the selling stockholders. The actual number of shares of common stock issuable upon conversion of the debentures and exercise of the warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. Under the terms of the debentures and the related warrants, the debentures are convertible and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of debentures or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholder could own beneficially at any given time through their ownership of the debentures and the warrants.

(3)

All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with us.

(4)	All investment decisions of, and control of, M & L Consulting, Inc. are held by _______________________________.

MAY 5, 2006

CONVERTIBLE DEBENTURES AND WARRANTS

The convertible debentures and the share purchase warrants were issued in connection with a private placement where we sold an aggregate value of $1.05 million in convertible debentures to one accredited investor. The convertible debentures mature on May 5, 2009.

Interest, Maturity And Prepayment

The convertible debentures bear interest on the outstanding principal amount until the convertible debentures are paid in full at an annual rate of ten percent (10%). Interest on the convertible debentures is payable on maturity in cash.

All principal and interest on the convertible debentures shall be due on May 5, 2009.

We may prepay the convertible debentures at any time provided that the closing bid price of our company’s common stock is less than the fixed conversion price of $0.16 per share, by paying 120% of the principal amount plus accrued interest on the debentures.

Conversion Provisions, Conversion Price and Adjustments

The holders, at their option, may convert, at any time until the close of business on the business day before the date of final maturity of the convertible debentures, all or any portion of the principal amount of the convertible debentures into fully paid and non-assessable shares of our common stock at the conversion price in effect at the date of conversion. The conversion price shall be equal to the lesser of a fixed conversion price of $0.16, subject to adjustment, or ninety five percent (95%) of the lowest Closing Bid Price of the Common Stock during the twenty five (25) trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP.

The fixed conversion price of $0.16 will be adjusted on the occurrence of any one of the following events:

•	we declare a dividend payable in, or other distribution of, additional shares of our common stock;

•	we subdivide or reverse split our outstanding shares of common stock;

•	we make a distribution of securities (other than shares of our common stock); or

•

if we issue or sell any shares of common stock or any warrants, options or other rights to subscribe for or purchase any additional shares of common stock or any convertible securities, whether or not the rights to exchange or convert thereunder are immediately exercisable for consideration per share or the price per share for which common stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such convertible securities is less than the conversion price in effect immediately prior to the time of such issue or sale.

If any one of these events happens, then the fixed conversion price will generally be adjusted to equal the current conversion price multiplied by a fraction (i) the numerator of which is the total number of shares of common stock issued and outstanding immediately prior to the time of such issuance, and (ii) the denominator of which is the sum of the total number of shares of common stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of common stock issuable as a result of such issuance.

Events of Default

If an event of default occurs, the holders of a convertible debenture can elect to require us to pay all of the outstanding principal amount, plus all other accrued and unpaid interest under the convertible debenture.

Some of the events of default include matters over which we may have some, little or no control. If a default occurs and we cannot pay the amounts payable under the convertible debentures in cash (including any interest on such amounts and any applicable late fees under the convertible debentures), the holders of the debentures may protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained in the convertible debentures, in the related securities purchase agreement or in any document or instrument delivered in connection with or pursuant to the convertible debentures, or to enforce the payment of the outstanding convertible debentures or any other legal or equitable right or remedy. This would have an adverse effect on our continuing operations.

Share Purchase Warrants

In connection with the sale of our convertible debentures, we also sold an aggregate of 19,000,000 share purchase warrants to the purchaser of the convertible debentures, as follows: as follows: (A) a Class A Warrant to purchase Three Million Five Hundred Thousand (3,500,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.17 per share, (B) a Class B Warrant to purchase Three Million Five Hundred Thousand (3,500,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.19 per share, (C) a Class C Warrant to purchase Four Million (4,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.20 per share, (D) a Class D Warrant to purchase Four Million (4,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.25 per share, (E) a Class E Warrant to purchase Two Million (2,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.30 per share, and (F) a Class F Warrant to purchase Two Million (2,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.35 per share.

The exercise price of the warrants will be adjusted on the occurrence of any one of the following events:

•	we declare a dividend payable in, or other distribution of, additional shares of our common stock;

•	we subdivide or reverse split our outstanding shares of common stock;

•	we make a distribution of securities (other than shares of our common stock);

•

if we issue or sell any shares of common stock or any warrants, options or other rights to subscribe for or purchase any additional shares of common stock or any convertible securities, whether or not the rights to exchange or convert thereunder are immediately exercisable for consideration per share or the price per share for which common stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such convertible securities is less than the conversion price in effect immediately prior to the time of such issue or sale.

Consequences of Adjustments in the Conversion Price of the Convertible Debentures or Exercise Price of the Share Purchase Warrants

Any adjustments to the fixed conversion price which reduces the conversion price of the convertible debentures and the exercise price of the share purchase warrants will result in the holders of the convertible debentures receiving more shares upon conversion of the convertible debentures and exercise of the share purchase warrants. If the holders of the convertible debentures and the share purchase warrants are entitled to receive a greater number of shares of our common stock due to adjustments to the conversion price, then:

•	the other holders of common stock will experience substantial and increasing dilution;

•

to the extent the holders of the convertible debentures convert the convertible debentures, exercise the share purchase warrants and sell their shares of common stock, the price of our common stock may decrease and continue to decrease as these additional shares are sold in the market; and

•	the issuance of the shares and any decrease in the market price may make it more difficult for us to raise capital or sell equity securities in the future.

Any adjustment which reduces the conversion price of the convertible debentures or the exercise price of the share purchase warrants may also result in a decrease in the market price of our common stock.

 PLAN OF DISTRIBUTION

All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. The selling security holders shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

*	ordinary brokers transactions, which may include long or short sales,
*	transactions involving cross or block trades on any securities or market where our common stock is trading,
*

purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, “at the market” to or through market makers or into an existing market for the common stock,

*	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
*	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
*	any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $100,000.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened legal actions against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All of our Directors will hold office until the next annual meeting of the shareholders and until successors have been elected and qualified. Our Officers are elected by the Board of Directors and hold office until their death or until they resign or are removed from office.

Our executive officers and directors and their respective ages as of August 3, 2006 are as follows:

Name	Age	Position

Henry Val	46	Chief Executive Officer and Chairman of the Board

Wieslaw J. Bochenek	67	Chief Scientific Officer, President and Director

Eugene Zabolotsky	32	Vice President, Secretary and Director

Peter Goodenow		Vice President of Clinical Operations of PharmaTrials International, Inc.

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Henry Val assumed his positions as our Chief Executive Officer and a director in March 2004. In addition to his positions with us, since January 1998, Mr. Val has been Chief Executive Officer and Chairman of the Board of MaxPlanet Corp., a publicly held Delaware corporation based in New Jersey, an integrated Internet development company which focuses on creating and expanding strategic alliances for its network of consumer and business oriented websites. He has been associated with MaxPlanet since 1993, as a consultant. Since January 2003, Mr. Val has also been manager of Delta Capital LLC a privately held limited liability company engaged in management and business consulting. In 2005 and 2006 to date, Mr. Val has devoted 100% of his time to our business.

Dr. Wieslaw J. Bochenek, M.D., Ph.D., F.A.C.P. was elected to our board of directors and was appointed as our President on June 16, 2005. Dr. Bochenek has 15 years experience in the pharmaceutical industry with prior academic, clinical and bench research experience in the therapeutic areas of gastroenterology, diabetes, lipids, and osteoporosis. Dr. Bochenek also has an appointment as an Adjunct Clinical Associate Professor of Medicine at the Division of Gastroenterology, University of Pennsylvania, Philadelphia, Pennsylvania. Dr. Bochenek's previous positions range from Associate to Senior Director of Drug Development, including; developmental strategies from pre-clinical through NDA submission; supervision of the conduct of clinical projects (Phase II - IIIb) using in-house teams and CROs; medical monitoring of domestic and international phase I, II, III and IIIb, IV trials; and close interaction with drug discovery and pre-clinical drug development.

Eugene Zabolotsky was elected to our board of directors and was appointed as corporate secretary on June 16, 2005. Mr. Zabolotsky’s career includes positions as Director of Business Development at PharmaTrials International, a clinical research organization specializing in the management of clinical research programs for the pharmaceutical, biotechnology, and medical device industry; Director of Business Development at EZMED Inc., a consulting company that provides business services to healthcare companies ranging from medical group practices to start-up biotechnology companies seeking to introduce products or services to the marketplace; and, various positions in the sales and marketing divisions of Searle Pharmaceuticals, Monsanto, Pharmacia Corporation and Pfizer Inc.

Peter Goodenow was appointed Vice President of Clinical Operations of PharmaTrials International, Inc., our subsidiary. As Vice President of Clinical Operations, Mr. Goodenow manages the conduct of all phases of clinical trials for United States and ex-United States trials; interacts and coordinates with the internal PharmaTrials team, vendors and sponsors to complete projects within specified timeframes; develops project execution plans, writes proposals, reviews protocols and other critical documents, and serves as the principal liaison to and reports on study progress to sponsors. Prior to joining PharmaTrials, Mr. Goodenow served as a Senior Project Manager and manager of Business Development at Advanced Biologics, based in New Hope, Pennsylvania from 2004 through 2006 where his duties included administering the conduct of up to 5 trials and leading a multidisciplinary matrix drug development team and directing the planning, marketing and project activities for the business development team. From 1997 through 2002, Mr. Goodenow was employed by Concepts in Pharmaceutical Research (CPR), based in Vero Beach, Florida as a Clinical Trial Program Manager and Manager of Business Development. Mr. Goodenow has also been employed by SciRex Corporation, Hartford, Connecticut (1992-1995), Pfizer Labs Division, Pfizer, Inc., based in Clifton, New Jersey and New York, New York (1986-1992), Pfizer Central Research, based in Groton, Connecticut (1983-1986), and University of Connecticut Health Center, Farmington, Connecticut (1981-1983). Mr. Goodenow graduated from Quinnipiac College in Hamden, Connnecticut in 1981 with a Bachelor of Arts degree in Biology.

During 2005, we had Alexander Yelsky and Yevsey Tseytelman continue acting as Managing Directors of our Ukrainian operations. During 2005, both individuals were reimbursed for their expenses related to this work. Both Alexander Yelsky and Yevsey Tseytelman were assisting the company with management, negotiations, due diligence and running day to day operations in the Ukraine.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below lists the beneficial ownership of our voting securities by each person known by us to be the beneficial owner of more than 5% of such securities as of August 3, 2006, as well as by all of our directors and officers. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Common	Netter, LLC (2)	2,514,287	4.88%
Common	Eugene Zabolotsky	550,001	1.06%
Common	Wieslaw J Bochenek	1,375,001	2.66%
Common	Alexander Yelsky	4,578,359 (6)	8.87%
Common	Yevsey Tseytelman	4,633,360 (5)	8.98%
Common	Michael Val	9,907,859	19.19%
Common	Power Network Inc.(3)	3,746,501	8.26%
Common	Invapharm LLC (5)	6,000,000 (4)	11.62%
Common	All Officers, Directors and Shareholders as a Group (3 persons including Netter, LLC and Invapharm LLC based on our officers and directors ownership interest in such entities)	10,439,289	20.22%

(1) Based on 51,620,586 shares issued and outstanding as of August 3, 2006

(2)Mr. Henry Val, our Chief Executive Officer/President and director, is the manager, and his immediate family members are the members of Netter, LLC.

(3)Joseph V. Overcash is the beneficial owner of Power Network Inc.

(4) Wieslaw J. Bochenek and Khurshid Iqbal are the beneficial owners of Invapharm LLC.

(5) 214,500 shares are held by Mr. Tseytelman as custodian for his daughter, Leona Tseytelman.

(6) 159,500 shares are held by Mr. Yelsky as custodian for his son, Daniel Yelsky.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 1,000,000,000 shares of common stock at a par value of $ 0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001.

Common Stock

As of August 3, 2006, 51,620,586 shares of common stock are issued and outstanding and held by 164 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

As of August 3, 2006, we do not have any shares of preferred stock outstanding.

Convertible Debentures

On May 5, 2006, we entered into a Securities Purchase Agreement for a total subscription amount of $1,050,000 that included Stock Purchase Warrants and Secured Convertible Debentures with Cornell Capital Partners, LP (“Cornell”). The initial funding of $350,000 was completed on May 5, 2006 with Cornell and evidenced by a secured convertible debenture. Additionally, Cornell received warrants to purchase Nineteen Million (19,000,000) shares of the Company’s Common Stock. The secured convertible debentures are convertible into shares of our common stock at a rate equal to the lesser of (a) $0.16 or (b) ninety five percent (95%) of the lowest Closing Bid Price of the Common Stock during the twenty five (25) trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP. The Convertible Debentures are secured by a lien on all of the Company’s assets and by all of the assets of the Company’s subsidiaries pursuant to the Security Agreements entered into with the Investors. Under the terms of the secured convertible debentures and the related warrants, the secured convertible debentures and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of callable secured convertible debentures or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. After the initial investment aggregating $350,000 by the above parties, there is an additional commitment from the parties in the percentages set forth above as follows: within 2 days of filing this registration statement, $450,000 principal amount; and within 2 days after the effectiveness of this registration statement, $250,000 principal amount.

Warrants

Based on our recent financing, we issued to Cornell warrants to purchase a total of Nineteen Million (19,000,000) shares of the Company’s Common Stock as follows: (A) a Class A Warrant to purchase Three Million Five Hundred Thousand (3,500,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.17 per share, (B) a Class B Warrant to purchase Three Million Five Hundred Thousand (3,500,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.19 per share, (C) a Class C Warrant to purchase Four Million (4,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.20 per share, (D) a Class D Warrant to purchase Four Million (4,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.25 per share, (E) a Class E Warrant to purchase Two Million (2,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.30 per share, and (F) a Class F Warrant to purchase Two Million (2,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.35 per share.

Each Warrant entitles the holder to one share of our common stock and is exercisable for five years from May 5, 2006.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Anslow & Jaclin, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements for the year ending December 31, 2005 and 2004 included in this prospectus and the registration statement have been audited by Larry O’Donnell, CPA, P.C. certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

New Life Scientific, Inc., was incorporated under the laws of the State of Nevada on October 28, 1999, under the name “TMA, Inc.” In December 2000, we amended our Articles of Incorporation, changing our name to Nevada Holding Group Inc. In February 2003, we amended our Articles of Incorporation to increase the total number of authorized common shares from 50,000,000 to 200,000,000 shares, par value $.001 per share. On August 31, 2004, we amended our Articles of Incorporation to increase the total number of authorized common shares from 200,000,000 shares to 1,000,000,000 shares, par value $.001 per share and authorize 10,000,000 shares of preferred stock, par value $.001. On March 1, 2005, we changed our name to New Life Scientific, Inc. and undertook a reverse split of our outstanding shares of common stock at the rate of one share for every 35 shares outstanding. On January 23, 2006, we undertook a forward split of our outstanding shares of common stock at the rate of 1.1 shares for each one share outstanding.

DESCRIPTION OF BUSINESS

DESCRIPTION OF BUSINESS

New Life Scientific, Inc. (“NWLS” “we,” “our,” “us,” or the “Company”), was incorporated under the laws of the State of Nevada on October 28, 1999, under the name “TMA, Inc.” In December 2000, we amended our Articles of Incorporation, changing our name to Nevada Holding Group Inc. In February 2003, we amended our Articles of Incorporation to increase the total number of authorized common shares from 50,000,000 to 200,000,000 shares, par value $.001 per share. On August 31, 2004, we amended our Articles of Incorporation to increase the total number of authorized common shares from 200,000,000 shares to 1,000,000,000 shares, par value $.001 per share and authorize 10,000,000 shares of preferred stock, par value $.001. On March 1, 2005, we changed our name to New Life Scientific, Inc. and undertook a reverse split of our outstanding shares of common stock at the rate of one share for every 35 shares outstanding. On January 23, 2006, we undertook a forward split of our outstanding shares of common stock at the rate of 1.1 shares for each one share outstanding.

We were originally organized for the purpose of acquiring equity positions in start-up and existing companies. We also provided companies with consulting services with regard to raising capital, equity formation, development of management teams, implementing marketing programs when appropriate, and guidance in filing registration statements. We no longer conduct these business activities.

In March 2005, we issued two promissory notes in the amount of $120,000 ($60,000 each) to MBA Investors and Power Network. The notes bear interest at 8% per annum, are unsecured and are due on March 11, 2007. Under the terms of the notes, interest is payable semi-annually commencing six months after the dates of the notes. Payment of the outstanding principal balances of the notes shall commence on August 1, 2005 in 20 consecutive monthly payments until paid in full. At the note holders’ option, each note payable is convertible into common stock at a conversion price of $.015 per share or an aggregate of 8,000,000 shares of common stock. This amount was recorded as deferred financing costs and amortized over the life of the notes. The notes have been converted in full.

On March 14, 2005, we announced that we have chosen to restructure ourselves to pursue a new course of action. We decided to actively pursue opportunities in the biotechnology field focused on Eastern European technologies and discoveries.

On May 5, 2005, we completed the acquisition of Novo Life Scientific of the Ukraine, which became our wholly owned subsidiary. Novo holds certain licensing agreements with the Institute of Molecular Biology and Genetics of the Ukrainian Academy of Sciences.

On May 25, 2005, we entered into an Agreement and Plan of Acquisition with PharmaTrials International (“PTI”), a Florida corporation with its principal place of business located in Hillsborough, New Jersey, whereby they became our wholly owned subsidiary. This transaction provided us with entry and presence in the clinical research field. The transaction required us to issue shares of our common stock equivalent to a value of $1,500,000 to the principals of PharmaTrials International. PharmaTrials provides services in areas of clinical and market research as well as regulatory support to pharmaceutical clients and other Contract Research Organizations (CROs). PharmaTrials assists pharmaceutical, biotechnology, and medical device companies with management for their clinical research programs. A CRO is a company that is contracted to perform all or part of a sponsor’s clinical trials-related tasks. This might include the design, monitoring and management of trials, the analysis of results, and other specialty duties that drug developers do not have the capacity to perform efficiently. PharmaTrials International, Inc. has headquarters in Princeton, New Jersey and collaborates closely with CROs based in Central and Eastern Europe (Poland and Ukraine). It possesses CRO experience and offers pharmaceutical industry research services such as conduct of clinical trials Phases I through IV as well as regulatory research and marketing support in the U.S., Poland, and Ukraine. PharmaTrials and its employees have a track record of successfully completed studies of prescription and over-the-counter pharmaceutical product and medical devices and new drug application (NDA) submissions worldwide.

On June 6, 2005, we entered into a strategic alliance with InvaPharm LLC, based in Malvern, Pennsylvania. InvaPharm LLC has expertise in drug delivery, development of pharmaceutical products, and is the holder of licenses for various pharmaceutical compounds, products and drug delivery systems.

On June 16, 2005, we elected and appointed new officers and directors. Wieslaw J. Bochenek, M.D., Ph.D., F.A.C.P. was elected to our board of directors and also was appointed as our President. Eugene Zabolotsky, was elected to our board of directors and was appointed as corporate secretary. Dr. Bochenek provides strong leadership and experience to us, including fifteen years in the pharmaceutical industry with prior academic, clinical and bench research experience in the therapeutic areas of gastroenterology, diabetes, lipids, and osteoporosis. Dr. Bochenek also has an appointment as an Adjunct Clinical Associate Professor of Medicine at the Division of Gastroenterology, University of Pennsylvania, Philadelphia, Pennsylvania. Dr. Bochenek’s previous positions range from Associate to Senior Director of Drug Development, including; developmental strategies from pre-clinical through NDA submission; supervision of the conduct of clinical projects (Phase II - IIIb) using in-house teams and CROs; medical monitoring of domestic and international phase I, II, III and IIIb, IV trials; and close interaction with drug discovery and pre-clinical drug development. Mr. Zabolotsky’s career includes positions as Director of Business Development at PharmaTrials International, a clinical research organization specializing in the management of clinical research programs for the pharmaceutical, biotechnology, and medical device industry; Director of Business Development at EZMED Inc., a consulting company that provides business services to healthcare companies ranging from medical group practices to start-up biotechnology companies seeking to introduce products or services to the marketplace; and, various positions in the sales and marketing divisions of Searle Pharmaceuticals, Monsanto, Pharmacia Corporation and Pfizer Inc.

On July 19, 2005, we and InvaPharm LLC commenced a joint venture operation under the name Invamed Pharma. This joint venture has reached a significant corporate milestone of 50 percent patient recruitment in the Phase II study of a new delivery system in the treatment of patients with ulcerative colitis. The study expected to be completed in the third quarter of 2006 and the summary report available by the end of 2006. This newly tested technology for drug delivery is protected by two separate patents that expire in the years 2015 and 2018. Invamed plans to utilize this new drug delivery technology in various applications and will consider strategic partnerships with other leading companies. These potential alliances may enhance the development of new treatments through improvement of existing approved products or drugs currently in development at Invamed.

On September 23, 2005, we signed a Letter of Intent with CureLab, Inc. for a long-term Joint Development and Marketing Plan (JDMP) of Cure Lab’s pharmaceutical and biotech products. The intended agreement of collaboration will allow us to gain access to new product lines and CureLab to accelerate development of its current products using the experience of our scientific staff as well as use of PharmaTrials International and conducting clinical studies in Eastern Europe to reduce the cost of development.

On November 1, 2005, a European pharmaceutical company signed a clinical study contract with PharmaTrials International, for a study to be conducted by PharmaTrials Ukraine, a Contract Research Organization (CRO) in Kiev, Ukraine. The terms of the contract dictate strict confidentiality as to the contracting party and the specific nature of the study. It is the first major study to be awarded to PharmaTrials International since it was acquired by us. The general scope of the project is a Phase II clinical study for a new therapeutic indication, to be conducted exclusively by PharmaTrials International’s at seven sites in the Ukraine.

Competition

We will remain an insignificant participant among the companies that engage in clinical trials. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than we do. In view of our combined extremely limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

Government Regulations

Federal, state and local government authorities in the United States, European Union and other foreign countries extensively regulate the research, development, testing, manufacture, labeling, promotion, advertising, distribution, marketing and export and import of pharmaceutical products such as those we are testing and developing. Each product candidate will require regulatory approval before they can be commercialized. The process of obtaining regulatory approvals and the subsequent substantial compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources. Currently, we have not obtained any approvals to market our product candidates. Further, our business is at risk that the FDA or any other regulatory agency will not grant us approval for any of our product candidates on a timely basis, if at all.

Employees

We presently have 3 full time employees which includes Mr. Val and Dr. Bochenek. Peter Goodenow allocates a portion of his time to our activities, without compensation. We anticipate that once our business plan is implemented and adequate financing is arranged, all of our officers will enter into written employment contracts.

MANAGEMENT DISCUSSION AND ANALYSIS

We are a pharmaceutical development company focusing on the development and commercialization of innovative therapeutic products. Our goal is to become a leader in both the development and commercialization of innovative drugs and drug delivery products and technologies. We will focus our research and development efforts on product candidates such as proprietary technologies for targeted drug release using oral route of administration and utilizing tight junctions in topical drug delivery, which may offer significant clinical advantages such as improved safety and clinical efficacy or increased patient compliance due to elimination of injection site pain and avoidance of injection site irritation. We will continue to try to establish strategic collaborations with leading pharmaceutical and biotechnology companies. In select cases where we deem it to be strategically advantageous to us, we plan to internally develop, manufacture and distribute our products. We have invested substantial time, money and intellectual capital in developing our manufacturing facilities and know-how which we believe would be difficult for our competitors to replicate in the near term.

We are planning to engage in a variety of preclinical and clinical research and development activities to identify and develop viable product candidates in therapeutic areas including gastrointestinal and endocrinological disorders, wound healing, infection/inflammation, osteoporosis, obesity, and pain. Some of these products fall into the category of woman’s health. We and our collaboration partners have been developing a diverse portfolio of clinical-stage product candidates for multiple therapeutic areas utilizing our molecular biology-based drug delivery technology. In addition, we have been expanding our regenerative and tissue engineering research and development efforts.

As of December 31, 2005, we had an accumulated deficit of $262,556 and expect additional operating losses in the future as we continue our research and development activities. Our development efforts and the future revenues from sales of these products are expected to generate contract research revenues, milestone payments, license fees, patent-based royalties and manufactured product sales for us. As a result of our collaboration and other agreements, we have recognized revenues of approximately $ 115,631 in 2005. Revenues relate primarily to clinical and research fees received from our sponsors for conducting clinical studies.

As of December 31, 2005, we had $119,167 in unrestricted cash and/or cash equivalents. We believe that we will require additional capital. This belief is based, in part, on the assumption that we have completed and are planning to enter into various collaborations to accelerate our research and development programs which will provide us with additional financing. To the extent these collaborations do not proceed as planned, we may be required to reduce our research and development activities or, if necessary and possible, raise additional capital from new investors or in the public markets.

During 2005, we raised approximately $600,000 through the offering of our securities.

General Business Plan

Our purpose is to proceed with our business plan and continue to develop additional business for our subsidiary, PharmaTrials International, Inc, a Florida corporation providing services in the areas of clinical and market research as well as regulatory support to pharmaceutical clients and other Contract Research Organizations (CROs). PTI assists pharmaceutical, biotechnology, and medical device companies with management for their clinical research programs. A CRO is a company that is contracted to perform all or part of a sponsor’s clinical trials-related tasks. This might include the design, monitoring and management of trials, the analysis of results, and other specialty duties that drug developers do not have the capacity to perform efficiently.

PharmaTrials International, Inc. (PTI) - Contract Research Organization (CRO)

PharmaTrials has headquarters in Princeton, New Jersey. It possesses CRO experience and offers pharmaceutical industry research services such as conducting clinical trials Phases I through IV as well as regulatory research and marketing support in the U.S. and through collaboration in Poland, and Ukraine. PharmaTrials and its employees have a track record of completed studies of prescription and over-the-counter pharmaceutical products and medical devices and new drug application (NDA) submissions worldwide.

CRO Market Overview

The following description of CROs has been taken from an article written by Dr. Jayashree that was published in the April 2005 issue of the InternationalBiopharmaceutical Association Publication newsletter.

In recent years, cost pressures in the pharmaceutical industry have led to a rapid expansion of the market for outsourcing skills like manufacturing, research and development (“R&D”) processes and sales functions. Contract Research Organizations (CROs) are of particular interest as their work relates to the discovery of compounds and their subsequent development into marketable products. The benefits and pitfalls of outsourcing have been topics of debate in the pharmaceutical industry for some decades now. However, it is evident that the CRO market is growing and that more strategic partnerships are being formed.

The cost of drug development has soared during the past ten years compelling pharmaceutical and biotechnology companies to look for new, smarter ways of conducting clinical research. Driven by mounting market pressures, companies are increasingly implementing outsourcing strategies to increase revenues through faster drug development. By decreasing their in-house facilities and staff, and outsourcing more of their R&D functions, pharmaceutical and biotechnology companies are reshaping the drug development services industry.

Contract research has evolved from providing limited preclinical and clinical trial services in the 1980s to a full-service industry today that encompasses broader relationships with clients covering the entire drug development process, including preclinical safety evaluation, pharmacology, study design, clinical trial management, data collection, statistical analysis, product support, and regulatory services. Pharmaceutical companies are now using drug development services companies not only to cover gaps in capacity, but also to increase their skills base, help to control costs, and reduce drug development timelines. CROs were first organized as outsourcing service companies that provided only clinical trial management. Today, many CROs have expanded their scope of services to provide comprehensive management of the complex drug trial processes for their client companies, as well as providing access to vast areas of expertise, which may not exist in the client’s internal organization.

Outsourcing is not a new concept to pharmaceutical companies; however, its use increased dramatically in the mid-1990s, and it is expected to continue to increase going forward. It is estimated that in 2004 nearly 42% of all pharmaceutical drug development expenditures was committed to outsourcing, as compared to 4% that was outsourced in the early-1990s. Some estimate that there are currently over 1,200 organizations involved in clinical research, including pharmaceutical and biotechnology in-house clinical research, site management organizations (SMOs), academic medical centers, private research sites, and contract research organizations (CROs).

Over the past few years, CROs have received the lion’s share of outsourced clinical research revenue. In 2004, in the United States, CROs received an estimated 60% of the clinical research outsourced from pharmaceutical companies. The combination of the growing trend by pharmaceutical companies to outsource a wider range of services and the need to pass products through the testing and regulatory process in a rapid, cost-effective manner, has lead to skyrocketing growth of the CRO market. The CRO market grew from $1 billion in 1992 to more than $8 billion in 2002. CROs enrolled 7 million research subjects in 1992, and 20 million in 2004.

According to industry sources, around $40 billion is spent annually on drug R&D. The extent of activity in R&D investments by major drug manufacturers is one of the critical drivers of the market, as increases in the number of new drugs and devices will directly determine the number of trials conducted per new drug. The increasing number of new approvals (drugs & devices) every year, and the trend towards more trials per drug invented, etc. are making the global market players resort to several strategic moves, one of the major ones being outsourcing.

Typically, CROs compete on the basis of medical and scientific expertise in specific therapeutic areas; the ability to manage large-scale trials on a global basis with strategically located facilities; by providing medical database management capabilities; providing statistical and regulatory services; the proven ability to recruit principal investigators and patients into studies; and the ability to integrate information technology with systems to improve the efficiency of contract research. It is imperative that pharmaceutical and biotechnology companies pass their product through the testing and regulatory process in a rapid, cost-effective manner. To accomplish this goal, pharmaceutical companies are relying on outsourcing strategies to provide the services that can bring their therapeutics to market faster.

CROs will continue to dominate this sector. However, there is a world of opportunity in contract research that extends beyond these traditional entities, and even if the large CROs maintain their hold on 70+% of the pie, the pie itself is so large and growing rapidly enough that the other 25% to 30% is nothing to sneeze at.

In 2003, the global pharmaceutical industry was estimated to have spent $63 billion on R&D, with around 40% of this devoted to clinical trials. According to another estimate by PhRMA and ING Barings LLC, the outsourced clinical phase I-IV market in 1998 was about $4.4 billion and is projected to grow to $12.8 billion in 2007. Around 80,000 clinical trials are being conducted globally each year.

Though relatively young at just over 20 years, the contract research industry has proven to be indispensable in developing new pharmaceutical products. One of the most critical factors in determining the growth of the CRO market is the percentage of R&D spending that pharmaceutical companies elect to outsource. CROs now account for about 20% of the pharmaceutical and biotechnology R&D budget, and the market for contract research services is growing. In recent years, a volatile period brought about by the mergers of large pharmaceutical companies has challenged CROs to sharpen their business focus, strengthen their balance-sheets, refine internal practices and become more efficient in the drug development process. Due to the downturn that lasted from the late 1990s to the early 2000s, many companies endured project delays and cancellations by customers who were discouraged by mergers and acquisitions that temporarily shifted their focus from bringing new drugs to market. Now that the merger and acquisition activity has slowed, pharmaceutical companies are moving into a steadier stream of business, whereas biotechnology companies are spending more money on R&D. According to a 2001 study conducted on the CRO market by UBS Warburg, “a growing percentage of outsourced pharmaceutical R&D and higher biotech demand is expected to drive the CRO sector growth ahead of the 10% or 12% norm.”

Overall, CROs seem poised to take advantage of two significant trends: the anticipated biotech growth and efficiency gains, and margin improvement given a return to normalized late-stage trial volume.

CROs have had to revise their business strategies and costs and restructure and cut certain costs. For instance, in order to make their R&D efforts more efficient, pharmaceutical and biotech companies have followed the heavy merger period by refocusing their R&D strategy. Most of them have resumed outsourcing a substantial portion of their development component, focusing their resources on research efforts.

Given time, cost and pipeline pressures in pharmaceutical manufacturers and a lengthening and complicated US Food and Drug Administration (FDA) approval process, this outsourced portion is predicted to expand by 1% (of pharmaceutical R&D spend) per year throughout 2005. This increased use of outsourcing is also shown by the nature of the projects that CROs are undertaking. For example, outsourcing the total development program to bring a new drug to market is now a service offered by a number of CROs. Smaller pharmaceutical and biotech companies have outsourced their development work to CROs in this way in order to retain overall control of their products following successful drug development.

There is now a greater use of outsourcing in the pharmaceutical industry than ever before. It can be argued that some of the improvements in clinical development have come about through a more strategic and proactive approach in using the services of CROs, rather than simply using them as a tactical measure on projects.

It is projected that by 2008, up to 30% of global clinical trial activities will take place outside of the U.S and Western Europe due to high demand for study subjects and well trained clinical research professionals. Eastern Europe and Latin America are several key markets earmarked for rapid growth in clinical research grants.

PTI’s competitive advantages:

•	Extensive pharmaceutical industry and CRO experience in conducting clinical research phases I-IV in the United States, Poland, and Ukraine
•	Study design and protocol preparation
•	Case Report Form (CRF) design
•	Study Protocol approval by State Authorities
•	Import (drug) and export (biological materials) licenses
•	Submission of study Protocol to the Ethics Committee
•	Identification and selection of study sites and investigators
•	Study Monitoring
•	Quality Assurance Audits

Invamed Pharma Inc. (Invamed)

Invamed Pharma is involved in internal drug development and seeking the acquisition of pharmaceutical products that have a fundamentally proven market potential or offer market expansion opportunity. In the case of the current study, a starch capsule budesonide formulation, a proprietary, patent protected delivery system provides colonic targeted delivery of the active compound. This offers local colonic steroid activity with minimal systemic steroid impact, which is believed to provide a much more potent dosage to the patient in the area of the colon where it is needed most with minimal side effects. The use of starch as capsule material offers significant advantage over the existing capsule technologies. Thus, gelatin capsules a) carry a risk of bovine spongiphorm encephalopathy (BSE or mad cow disease); b) they cannot be coated – thus no targeted delivery; c) become brittle in dry environment; d) cross linking of protein occurs with an associated impairment of capsule break-up and release of drug over time  in that they are much more rigid than gelatin capsules. Other type of commonly used capsule, based on HPMC (hydroxyl propyl methyl cellulose) technology does not coat well and cannot be coated using commonly available tablet coating equipment. Starch capsules are rigid, dissolve in the gastrointestinal tract predictably, can be coated easily to provide desirable dissolution characteristics (targeted dissolution and drug delivery), are GRAS (Generally Recognized as Safe – FDA term), and have smooth surface (no seam) and thus can be coated using any tablet coating equipment. Our license of the starch capsule technology allows us to use for two additional applications of this attractive technology or for out-licensing it to other companies. Invamed has selected one more licensing products currently in phase II clinical trials and is pursuing its own development of three additional compounds, currently in preclinical stage of development.

Novo Life Scientific

Novo Life Scientific of the Ukraine, which became our wholly owned subsidiary on May 5, 2005, holds certain licensing agreements with the Institute of Molecular Biology and Genetics of the Ukrainian Academy of Sciences.

Results of Operations

Comparison of Results of Operations for the three month period ended March 31, 2006 and 2005

We generated small amount of revenues during the three month periods ended March 31, 2006 and 2005.

For the three months ended March 31, 2006, we paid a management fee of $35,000 to a company related to Henry Val, our chief executive officer compared to $30,000 for the three months ended March 31, 2005.

For the three months ended March 31, 2006, we incurred professional fees of $ 23,598 compared to $25,855.33 for the three months ended March 31, 2005. This was attributable to the fact that we had limited operations in the 2005 period, but began to implement our business plan described herein during the later part of 2005 and 2006. Accordingly, we incurred professional fees in connection with our SEC filings.

General and administrative expenses were $ 87,490 during the three months ended March 31, 2006, compared to $ 327,799 during the comparable period in 2005. This decrease was primarily attributable to the fact that we had limited operations in the 2005 period, but began to implement our business plan described herein during the later part of 2005 and 2006. For the three months ended March 31, 2006, we incurred travel expenses related to business development activities.

As a result, we incurred a net loss of $ 103,855 for the three months ended March 31, 2006 or $257,800 per common share as compared to a net loss of $0.002 or $0.006 per common share during the comparable period in 2005.

Liquidity and Capital Resources

At March 31, 2006, we had cash of $ 7,232. Because we are not currently required to pay salaries to our officer/directors, management believes that we have the ability to continue operations through the foreseeable future. In the event additional funds are required to allow us to continue our operations, it is anticipated that these funds will be loaned to us by management, as it is doubtful that we will be able to obtain loans from any established financial institution. It is further anticipated that we will continue to incur expenses without corresponding revenues during the foreseeable future.

On May 5, 2006, we entered into a Securities Purchase Agreement for a total subscription amount of $1,050,000 that included Stock Purchase Warrants and Secured Convertible Debentures with Cornell Capital Partners, LP (“Cornell”). The initial funding of $350,000 was completed on May 5, 2006 with Cornell and evidenced by a secured convertible debenture. Additionally, Cornell received warrants to purchase Nineteen Million (19,000,000) shares of the Company’s Common Stock. The secured convertible debentures are convertible into shares of our common stock at a rate equal to the lesser of (a) $0.16 or (b) ninety five percent (95%) of the lowest Closing Bid Price of the Common Stock during the twenty five (25) trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP. The Convertible Debentures are secured by a lien on all of the Company’s assets and by all of the assets of the Company’s subsidiaries pursuant to the Security Agreements entered into with the Investors. After the initial investment aggregating $350,000 by the above parties, there is an additional commitment from the parties in the percentages set forth above as follows: within 2 days of filing this registration statement, $450,000 principal amount; and within 2 days after the effectiveness of this registration statement, $250,000 principal amount.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We have identified critical accounting policies that, as a result of judgments, uncertainties, uniqueness and complexities of the underlying accounting standards and operation involved, could result in material changes to our financial position or results of operations under different conditions or using different assumptions. The most critical accounting policies and estimates are:

The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of instruments. Our financial instruments consist of accounts receivable, accounts payable and long-term debt. The fair value of financial instruments approximate their recorded values. Fair value of loans payable to stockholders and balances of bank lines of credit, in the circumstances, are not reasonably determinable.

Details regarding our use of these policies and the related estimates are described in the accompanying consolidated financial statements as of December 31, 2005 and 2004 and for the years ended December 31, 2005 and 2004. During the year ended December 31, 2005, there were no material changes to our critical accounting policies that impacted our consolidated financial condition or results of operations.

Inflation

Although management expects that our operations will be influenced by general economic conditions once and if we implement our new business plan of engaging in a business combination and we commence generating revenues, we do not believe that inflation had a material effect on our results of operations during the fiscal year ended December 31, 2005.

Off-Balance Sheet Arrangements

We do not have, and do not have any present plans to implement, any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

We do not own any real property at this time and have no agreements to acquire any such real property. Our principal place of business is located at 15 Roszel Road North, Princeton, New Jersey 08543 and we have an additional office at 4400 Route 9 South, Suite 1000, Freehold, New Jersey 07728. This is an executive shared office space, and we pay $200 per month. It is anticipated that these arrangement will be suitable for our needs for the foreseeable future. Our telephone number is (732) 303-7341 and facsimile number is (732) 462-9149.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Henry Val, CEO and director, and an indirect shareholder from time to time advanced funds to us for operations. These amounts are non-interest bearing, non-collateralized, and are payable on demand. Amounts presently owed to Mr. Val are $17,000.

On May 15, 2004, we established a Board of Advisors of one individual, Michael Val, the brother of our sole officer and director. The individual received 7,143 shares of common stock as compensation for his services as an advisor. We valued these common shares at the quoted trading price on the date of the resolution at $1.75 per common share, or $12,500, which will be amortized over the service period. The above share issuance and per share data has been restated to reflect a reverse stock split of 35 for 1, which was declared effective on March 11, 2005.

There were no other related party transactions which occurred during the past two years and which is required to be disclosed pursuant to the requirements included under Item 404 of Regulation S-B.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers and directors by any person for all services rendered in all capacities to us for the fiscal years ended December 31, 2005, 2004 and 2003.

ANNUAL COMPENSATION				LONG TERM COMPENSATION
NAME AND PRINCIPAL POSITION	FISCAL YEAR	OTHER SALARY	ANNUAL BONUS	RESTRICTED UNDERLYING AWARDS	STOCK COMPENSATION	SECURITIES OPTIONS (NO. OF SHARES)	ALL OTHER COMPENSATION

Henry Val Chief Executive Officer	2005	$ 84,000(1)	0	0	0	0	$ 0
	2004	$29,000	0	0	0	0	0
	2003	$ 0	0	0	0	0	0
Wieslaw J. Bochenek	2005	$ 0	0	0	0	0	$ 0
	2004	$ 0	0	0	0	0	0
	2003	$ 0	0	0	0	0	0
Eugene Zabolotsky	2005	$ 0	0	0	0	0	$ 0
	2004	$ 0	0	0	0	0	0
	2003	$ 0	0	0	0	0	0
Alexander Yelsky	2005	$45,500(2)	0	0	0	0	$0
	2004	$ 0	0	0	0	0	0
	2003	$ 0	0	0	0	0	0
Yevsey Tseytelman	2005	$45,500(2)	0	0	0	0	$0
	2004	$ 0	0	0	0	0	0
	2003	$ 0	0	0	0	0	0
Melanie S. Meinders (3)Former Chief Executive Officer, President, Treasurer & Director	2003	0	0	0	0	0	$0

(1)

In 2005, $84,000 was paid to Delta Capital, LLC, as a consulting fee. Mr. Val is the principal of Delta Capital, LLC. This amount includes some of the travel, entertainment and some out of pocket expenses associated with acquisitions and due diligence.

(2)

In 2005, total $91,000 was paid to Alexander Yelsky and Yevsey Tseytelman; these amounts include payment to Ledan Management, as a consulting fee. Mr. Yelsky and Mr. Tseytelman are principals of Ledan Management. This amount includes some of the travel, entertainment and some out of pocket expenses associated with acquisitions, due diligence and management of us.

(3)	Ms. Meinders resigned her positions with us in March 2004 and did not receive any compensation from us in 2004.

It is not anticipated that any executive officer will receive compensation exceeding $100,000 during the fiscal year ending December 31, 2006, except in the event we successfully consummate a business combination, of which there is no assurance.

We maintain a policy whereby our directors may be compensated for out of pocket expenses incurred by each of them in the performance of their relevant duties. We did reimburse directors for out of pocket expenses during fiscal years 2005, 2004 and 2003.

In addition to the cash compensation set forth above, we reimburse each executive officer for expenses incurred on our behalf on an out-of-pocket basis. We cannot determine, without undue expense, the exact amount of such expense reimbursement.

Our current officers do not receive any additional compensation for their services as directors. However, our directors are entitled to be reimbursed for reasonable and necessary out-of-pocket expenses incurred by them in connection with meetings of the Board of Directors or other matters of our business.

Stock Plan

There are no bonus or incentive plans in effect, nor are there any understandings in place concerning additional compensation to our officers and/or directors. It is anticipated that we will adopt a stock option plan in the near future. Additionally, there are no other retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our employees.

 Employment Agreements

We do not have any employment agreements in place with our sole officer and director.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

NEW LIFE SCIENTIFIC, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2006 (UNAUDITED)

ASSETS
	2006	2005

Current Assets
Cash and cash equivalents	$13,517	$119,167
Accounts Receivable	-	47,514
Prepaid - Legal	-	10,000
Prepaid - Laboratory	33,517
Demand note - related party	449,617	388,617

Total Current Assets	496,651	565,298

Budesonide License	1,000,000

TOTAL ASSETS	$1,496,651	$565,298

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)

LIABILITIES
Current Liabilities
Accounts payable and accrued expenses	$69,351	$34,142
Liability for stock to be issued	-	-
Due to Related party
Note Payable	35,000	35,000

Total Current Liabilities	104,351	69,142

Total Liabilities	104,351	69,142

STOCKHOLDERS’ (DEFICIT)
Common stock, par value $.001, 1,000,000,000 shares authorized and
51,620,540 shares issued and outstanding	51,620	45,620
Additional paid-in capital	1,862,819	868,819
Subscription receivable	(80,000)	(80,000)
Deferred compensation	(75,727)	(75,727)
Unrealized Loss on Marketable Securities
Deficit accumulated during the development stage	(366,411)	(262,556)

Total Stockholders’ (Deficit)	1,392,301	496,156

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$1,496,651	$565,298

NEW LIFE SCIENTIFIC, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE AND THREE MONTHS ENDED March 31, 2006 AND 2005 (UNAUDITED)

(WITH CUMULATIVE TOTALS SINCE INCEPTION)

	YTD		THREE MONTHS ENDED	Cumulative Totals
	DECEMBER 31		March 31,	October 8, 2002 to
	2006	2005	2006	March 31, 2006

INCOME	$ 7,232	$ 115,631	$ 7,232	$ 122,863

OPERATING EXPENSES
Organizational expenses	-	-	$ -	4,756
Depreciation and amortization	-	19,777	$ -	19,777
Administrative expenses	87,490	327,799	$ 87,490	415,289
Professional fees	23,598	25,855	$ 23,598	49,453
Total Operating Expenses	111,087	373,431	111,087	489,274

NET LOSS APPLICABLE TO COMMON SHARES	$ (103,855)	$ (257,800)	$ (103,855)	$ (366,411)

NET LOSS PER BASIC AND DILUTED SHARES	$ (0.002)	$ (0.006)	$ (0.002)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	51,620,540	45,620,540	51,620,540

NEW LIFE SCIENTIFIC, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED CASH FLOWS

	YTD		Cumulative Totals
	December 31		October 8, 2002 to
	2006	2005	March 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(103,855)	$(257,800)	$(366,411)
Adjustments to reconcile net loss to net cash
(used in) operating activities	29,956		29,956
Amortization of deferred compensation		19,777	19,777
Issuance of stock for services		97,714	97,714
Changes in assets and liabilities
(Increase) in notes receivable	(61,000)	(388,617)	(449,617)
Increase in accounts payable and
accrued expenses	29,249	40,102	69,351
Total adjustments	(1,795)	(231,024)	(232,819)

Net cash (used in) operating activities	(105,650)	(488,824)	(599,230)

CASH FLOWS FROM FINANCING ACTIVITES
Payments to note payable		(6,825)	(6,825)
Proceeds from Sale of Common Stock		610,000	610,000
Liability for stock to be issued		-	-

Net cash provided by financing activities	-	603,175	603,175

NET INCREASE (DECREASE) IN
CASH AND CASH EQUIVALENTS	(105,650)	114,351	3,945

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	119,167	4,816	9,572

CASH AND CASH EQUIVALENTS - END OF PERIOD	$13,517	$119,167	$13,517

SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION:

Acquisition of Nova reverse merger subscription receivable	$(80,000)	$(80,000)	$(80,000)
Acquisition of Nova reverse merger deferred compensation	$(75,727)	$(75,727)	$(75,727)

Common stock issued for services	$97,714	$97,714	$97,714

NEW LIFE SCIENTIFIC, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2006

(UNAUDITED)

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

The condensed consolidated unaudited interim financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The condensed consolidated financial statements and notes are presented as permitted on Form 10-QSB and do not contain information included in the Company’s annual financial statements and notes. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the December 31, 2005 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these condensed consolidated financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

These condensed consolidated unaudited financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the consolidated operations and cash flows for the periods presented.

New Life Scientific, Inc (the “Company”), was organized October 28, 1999, as a Nevada corporation. The Company was organized for the purpose of acquiring equity positions in start up and existing companies. The Company also provided companies with consulting services with regard to raising capital, equity formation and development of management teams, implementing marketing programs when appropriate and guidance in filing registration statements. The Company no longer conducts these business activities. It intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for issuance of its securities.

On May 5, 2005 (the “Effective Date”), pursuant to an Agreement and Plan of Acquisition ( the “Agreement”) between the Company and Novo Life Scientific. (“Novo Life”), a Ukrainian enterprise corporation, the Company purchased all of the outstanding shares of Novo Life for the issuance of 17,500,000 shares of its common stock to the following parties: Alexander Yelsky - 4,000,000 shares; Yevsey Tseytelman - 4,000,000; Michael Val (the brother of Henry Val, the Company’s principal shareholder and sole officer and director) - 9,000,000 shares; Dmitry Gulyaev -60,000 shares; Andrey Zerbino - 30,000 shares; Natalya Khlystova - 50,000 shares; Alexander Brusilovsky -10,000 shares; Ganna Yelska - 10,000 shares; Alexander Yelsky, custodian for Daniel Yelsky - 120,000 shares and Yevsey Tseytelman , custodian for Leona Tseytelman - 220,000 shares. Pursuant to the Agreement, Novo Life became the Company’s wholly-owned subsidiary. The acquisition was approved by the unanimous consent of our Board of Directors on May 5, 2005. Novo Life is a holder of certain licensing agreements with the Institute of Molecular Biology and Genetics of the Ukrainian Academy of Sciences (“IMBG”). In conjunction with the acquisition of Novo Life, we are putting together a scientific advisory board for evaluation of products and processes which are already developed and which may be developed by IMBG.

On June 6, 2005, we entered into a strategic alliance with InvaPharm LLC, based in Malvern, Pennsylvania. InvaPharm LLC has expertise in drug delivery, development of pharmaceutical products, and is the holder of licenses for various pharmaceutical compounds, products and drug delivery systems

NEW LIFE SCIENTIFIC, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2006

(UNAUDITED)

On July 19, 2005, we and InvaPharm LLC commenced a joint venture operation under the name Invamed Pharma. This joint venture has reached a significant corporate milestone of 50 percent patient recruitment in the Phase II study of a new delivery system in the treatment of patients with ulcerative colitis. The study expected to be completed in the third quarter of 2006 and the summary report available by the end of 2006. This newly tested technology for drug delivery is protected by two separate patents that expire in the years 2015 and 2018. Invamed plans to utilize this new drug delivery technology in various applications and will consider strategic partnerships with other leading companies. These potential alliances may enhance the development of new treatments through improvement of existing approved products or drugs currently in development at Invamed.

On November 1, 2005, a European pharmaceutical company signed a clinical study contract with PharmaTrials International, for a study to be conducted by PharmaTrials Ukraine, a Contract Research Organization (CRO) in Kiev, Ukraine. The terms of the contract dictate strict confidentiality as to the contracting party and the specific nature of the study. It is the first major study to be awarded to PharmaTrials International since it was acquired by us. The general scope of the project is a Phase II clinical study for a new therapeutic indication, to be conducted exclusively by PharmaTrials International’s at seven sites in the Ukraine. The contract is scheduled for completion in the second quarter of 2006.

On January 23, 2006, we undertook a forward split of our outstanding shares of common stock at the rate of 1.1 shares for each one share outstanding.

On February 16, 2006, the Company’s Board of Directors approved the acquisition of the remaining 50% of Invamed Pharma Inc., not currently owned by the Company from Invapharm LLC. This transaction required the issuance of 6,000,000 shares of newly issued restricted common stock of the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company has devoted substantially all of its time to searching for entities that are engaged in business that generates revenue. The Company has no revenues and very limited operations. In accordance with Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises” , the Company has presented their financial statements as a development stage company, reflecting the cumulative totals since their inception.

 Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW LIFE SCIENTIFIC, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2006

(UNAUDITED)

Revenue and Cost Recognition

The Company has no revenue and is in the development stage.

The Company’s policy is to recognize revenue under the accrual method of accounting when the services are rendered rather than when cash is collected for the services provided.

Costs are recorded on the accrual basis as well, when the services are incurred rather than paid.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

The Company maintains cash and cash equivalent balances at several financial institutions that are insured by the Federal Deposit Insurance Corporation up to $100,000.

Income Taxes

The income tax benefit is computed on the pretax loss based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at end of each period based on enacted tax laws and statutory tax rates.

Fair Value of Financial Instruments

The carrying amount reported in the condensed consolidated balance sheet for cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for notes payable approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

Start-up Costs

In accordance with Statement of Position 98-5, “Accounting for Start-up Costs” , the Company has expensed all of their costs relating to the start-up in the period in which those costs related to.

NEW LIFE SCIENTIFIC, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2006

(UNAUDITED)

(Loss) Per Share of Common Stock

Historical net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be antidilutive for the periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

	March 31, 2006	March 31, 2005

Net Loss	($103,855)	$(297,533)
Weighted-average common shares outstanding (Basic)	51,620,540	2,798,125
Weighted-average common stock equivalents: Stock options and warrants	–	–
Weighted-average common shares outstanding (Diluted)	51,620,540	2,798,125

The Company has no options or warrants outstanding as of March 31, 2006, and no options or warrants have been granted to date.

Recent Accounting Pronouncements

In March 2004, the Emerging Issues Task Force (“EITF”) reached a consensus on Issue No. 03-1. “The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments.” The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFA No. 115, “Accounting in Certain Investments in Debt and Equity Securities.” EITF 03-01 also included accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however the disclosure requirements remain effective for annual reports ending June 15, 2004. The Company believes that the adoption of this standard will have no material impact on its financial statements.

NEW LIFE SCIENTIFIC, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2006

(UNAUDITED)

On December 16, 2004, FASB issued Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (“FAS 153”). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under FAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. FAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

In December 2004, the FASB issued Financial Accounting Standards No. 123 (revised 2004) (FAS 123R), “Share-Based Payment, “FAS 123R replaces FAS No. 123, “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” FAS 123R requires compensation expense, measured as the fair value at the grant date, related to share-

Recent Accounting Pronouncements (continued)

based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. The Company intends to adopt FAS 123R using the “modified prospective” transition method as defined in FAS 123R. Under the modified prospective method, companies are required to record compensation cost prospectively for the unvested portion, as of the date of adoption, of previously issued and outstanding awards over the remaining vesting period of such awards. FAS 123R is effective January 1, 2006. The Company is evaluating the impact of FAS 123R on its’ results and financial position.

NOTE 3- DEMAND NOTE- RELATED PARTY

The Company has a note receivable due from a related company, Pharma Trials International, (PTI). The funds were advanced to help PTU with operations. Officers of PTU are shareholders of the Company. The note has no repayment terms and non interest-bearing. As of March 31, 2006, the balance owed to the Company is $ 449,617. The Company expects to repay the Note from the trials to be conducted by PTU on behalf of the Company.

NOTE 4 - Loans

At March 31, 2006, there was $35,000 in loans .

NOTE 5 - PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s consolidated tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

NEW LIFE SCIENTIFIC, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2006

(UNAUDITED)

NOTE 5 - PROVISION FOR INCOME TAXES (CONTINUED)

At March 31, 2006, net deferred tax assets approximated the following:

Deferred tax asset	$103,855
Less: valuation allowance	(103,855)
Net deferred tax asset	$-0-

At March 31, 2006, the Company had deficits accumulated during the development stage approximating $ (366,411) available to offset future taxable income through 2023. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 6 - STOCKHOLDERS’ EQUITY

On March 1, 2005, the Company’s sole officer, director and majority shareholder of the Company, authorized a reverse split of the outstanding common shares of the Company at the rate of one share for each 35 shares outstanding. The reverse split was declared effective on March 11, 2005. All share information and per share data has been restated to reflect the reverse stock split

On March 30, 2004, the Board of Directors authorized the issuance of 2,285,714 common shares of common stock to Netter LLC, a New Jersey corporation. These shares were in exchange for assuming all of the outstanding liabilities of the Company of $80,000. Since no formal settlement agreement has been entered into with the respective vendors, the Company reflected the $80,000 as a note receivable related to the issuance of common stock on the accompanying balance sheet. In connection with this issuance, the Company effected a change in control.

In September 2005, the Company issued 85,714 shares of its common stock par value .001 at fair value as pursuant to a consulting agreement with UTEC Corporation.

On November 1, 2005, a European pharmaceutical company signed a clinical study contract with PharmaTrials International, for a study to be conducted by PharmaTrials Ukraine, a Contract Research Organization (CRO) in Kiev, Ukraine. The terms of the contract dictate strict confidentiality as to the contracting party and the specific nature of the study. It is the first major study to be awarded to PharmaTrials International since it was acquired by us. The general scope of the project is a Phase II clinical study for a new therapeutic indication, to be conducted exclusively by PharmaTrials International’s at seven sites in the Ukraine. The contract is scheduled for completion in the second quarter of 2006.

On January 23, 2006, we undertook a forward split of our outstanding shares of common stock at the rate of 1.1 shares for each one share outstanding.

On Feb 16, 2006 Board of Directors had approved the acquisition of the remaining 50% of Invamed Pharma Inc., not currently owned by NWLS from Invapharm LLC. The contract calls for 6,000,000 shares of newly issued restricted common stock of New Life.

NEW LIFE SCIENTIFIC, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2006

(UNAUDITED)

NOTE 7 - GOING CONCERN

As shown in the accompanying condensed consolidated financial statements, the Company incurred substantial net losses since inception, and is currently in the development stage. There is substantial doubt as to whether the Company will be able to generate enough revenue and/or raise capital to support those operations. This raises substantial doubt about the Company’s ability to continue as a going concern.

Management states that they are confident that they can acquire projects and raise the appropriate funds needed either through a debt or equity offering to operate.

The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 8 - SUBSEQUENT EVENTS

On May 5, 2006, we completed a financing agreement for $1,050,000 with private investors (the “Investors”). Under the terms of the agreement, of such amount, $350,000 was funded on the Closing Date, $450,000 shall be funded on the date the registration statement is filed, pursuant to the Registration Rights Agreement (as defined below), with the United States Securities and Exchange Commission (“SEC”), and $250,000 shall be funded on the date the Registration Statement is declared effective by the SEC. We issued to the Investors secured convertible notes totaling $1,050,000 with a 10% interest rate and a maturity date of May 5, 2009. The notes are convertible into our shares of common stock at the conversion price which shall be equal to the lesser of (a) $0.16 or (b) ninety five percent (95%) of the lowest Closing Bid Price of the Common Stock during the twenty five (25) trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP. The Convertible Debentures are secured by a lien on all of the Company’s assets and by all of the assets of the Company’s subsidiaries pursuant to the Security Agreements entered into with the Investors.

Pursuant to the funding transaction, we also granted the Investors the right to purchase an aggregate of Nineteen Million (19,000,000) shares of the Company’s Common Stock as follows: (A) a warrant to purchase Three Million Five Hundred Thousand (3,500,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.17 per share, (B) a warrant to purchase Three Million Five Hundred Thousand (3,500,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.19 per share, (C) a warrant to purchase Four Million (4,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.20 per share, (D) a warrant to purchase Four Million (4,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.25 per share, (E) a warrant to purchase Two Million (2,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.30 per share, and (D) a warrant to purchase Two Million (2,000,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of $0.35 per share. The shares issuable upon exercise of the warrants are to be included in the registration statement.

Pursuant to the terms of a Registration Rights Agreement, we are required to register the shares underlying the Convertible Debentures, as well as the shares to be issued pursuant to the Warrant within 45 days from the Closing Date and are required to have the registration statement declared effective within 150 days from the Closing Date. In the event that the registration statement is not filed or declared effective within these time limits, we may be deemed in default under the agreements and subject to liquidated damages in the amount of 2% of the entire funding amount per month.

NEW LIFE SCIENTIFIC, INC.

(FORMERLY NEVADA HOLDING GROUP, INC.)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005

Pages

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheet	F-3

Statements of Operations	F-4

Statements of Changes in Shareholders’ Deficit	F-5

Statements of Cash Flows	F-6

NOTES TO FINANCIAL STATEMENTS	F-7 to F-19

Larry O’Donnell, CPA, P.C.

Telephone (303)745-4545	2228 South Fraser Street Unit 1 Aurora, Colorado 80014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

New Life Scientific, Inc.

Freehold, New Jersey

I have audited the accompanying balance sheet of New Life Scientific, Inc. (formerly Nevada Holding Group, Inc.) as of December 31, 2005 and the related statements of operations, stockholders’ equity, and cash flows for the year then ended December. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance standards of the public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of New Life Scientific, Inc. (formerly Nevada Holding Group, Inc.) as of December 31, 2005, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in the Note 10 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Larry O’Donnell, CPA PC

Aurora, Colorado

March 12, 2006

New Life Scientific, Inc.

Balance Sheet

December 31, 2005

ASSETS

Current Assets
Cash and cash equivalents	$119,167
Accounts Receivable	47,514
Prepaid - Legal	10,000
Demand note - related party	388,617

Total Current Assets	565,298

TOTAL ASSETS	$565,298

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)

LIABILITIES
Current Liabilities
Accounts payable and accrued expenses	$34,142
Liability for stock to be issued	-
Due to Related party
Note Payable	35,000

Total Current Liabilities	69,142

Total Liabilities	69,142

STOCKHOLDERS’ (DEFICIT)
Common stock, par value $.001, 1,000,000,000 shares authorized and
45,620,540 shares issued and outstanding	45,620
Additional paid-in capital	868,819
Subscription receivable	(80,000)
Deferred compensation	(75,727)
Unrealized Loss on Marketable Securities
Deficit accumulated during the development stage	(262,556)

Total Stockholders’ (Deficit)	496,156

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$565,298

See notes to financial statements.

New Life Scientific, Inc.

Statement of Operations

Year Ended December 31, 2005

	YTD DECEMBER 31		CUMULATIVE TOTALS OCTOBER 8, 2002 TO
	2005	2004	DECEMBER 31, 2005
INCOME	$115,631	$0	$$115,631

OPERATING EXPENSES
Organizational expenses	0	0	4,756
Depreciation and amortization	19,777	0	19,777
Administrative expenses	327,799	0	327,799
Professional fees	25,855	0	25,855
Total Operating Expenses	373,431	-	378,187

NET LOSS APPLICABLE TO COMMON SHARES	$(257,800)	$0	$(262,556)
		0
NET LOSS PER BASIC AND DILUTED SHARES	$(0.01)	$0

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	45,620,540	0

See notes to financial statements.

New Life Scientific, Inc.

Statements of Changes in Stockholders’ Deficit

For the Years ended December 31, 2005 and 2004

	Common Stock $.001 Par			Additional Paid-in	Accumulated	Deferred	Unrealized Loss on Marketable	Note	Total Stockholders’
	Shares		Amount	Capital	Deficit	Compensation	Securities	Receivable	Deficit
Balance at December 31, 2001	97,269		$97	$143,945	$(129,499)	$(129,499)	$(129,499)	$(129,499)	$14,543

Common stock issued for accrued compensation	95,714		96	33,404					33,500

Sale of common stock	57,143		57	86,953					87,010

Stock Warrants issued under consulting agreement				-					-

Net Loss for the year December 31, 2002	-		-	-	(160,782)	(160,782)	(160,782)	(160,782)	(160,782)

Balance at December 31, 2002	250,126	-	$250	$264,302	$(290,281)	$-	$-	$-	$(25,729)

Sale of common stock	28,571		28	29,972	-	-	-	-	30,000

Net Loss for the year December 31, 2003	-		-	-	(69,271)	-	-	-	(69,271)

Balance at December 31, 2003	278,697		278	294,274	(359,552)	-	-	-	(65,000)

Common stock issued for debt	2,285,714		2,286	77,714	-	-	-	(80,000)	-

Sale of common stock	48,000		48	41,952	-	-	-	-	42,000

Common Stock issued for services	100,000		100	157,400	-	(132,500)	-	-	25,000

See notes to financial statements.

Grant of stock options	-	-	117,326	-	(117,326)	-	-	-

Exercise of stock options	85,714	86	74,914	-	-	-	-	75,000

Amortization of deferred compensation	-	-	-	-	91,865	-	-	91,865

Comprehensive loss:
Net Loss for the year December 31, 2004	-	-	-	(276,777)	-	-	-	(276,777)

Unrealized loss on marketable securities	-	-	-	-	-	(8,400)	-	(8,400)

Balance at December 31, 2004	2,798,125	$$2,798	$763,580	$(636,329)	$(157,961)	$(8,400)	$(80,000)	$(116,312)

Common stock issued for debt	16,025,629	16,026	343,974					360,000

,Sale of common stock	1,375,000	1,375	248,625					250,000

Stock issued for acquisition of NOVO	19,250,000	19,250	(368,354)					(363,354)

Stock issued for acquisition of PTI	6,077,500	6,077

Common Stock issued for services	94,286	94	(119,006)					(120,000)

Exercise of stock options

Amortization of deferred compensation					82,234			82234

Comprehensive loss:
Net Loss for the year December 31, 2005				373,773				373773

Unrealized loss on marketable securities

Balance at December 31, 2005	45,620,540	45,620	868,819	-262,556	-75,727		$(80,000)	496,156

See notes to financial statements.

New Life Scientific, Inc.

Statement of Cash Flows

Year Ended December 31, 2005

	YTD DECEMBER 31		Cumulative Totals October 8, 2002 to
	2005	2004	December 31, 2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(257,800)	$0	$(262,556)
Adjustments to reconcile net loss to net cash
(used in) operating activities
Amortization of deferred compensation	19,777	0	19,777
Issuance of stock for services	97,714	0	97,714
Changes in assets and liabilities		0
(Increase) in notes receivable	(388,617)	0	(413,539)
Increase in accounts payable and		0
accrued expenses	40,102	0	74,596
Total adjustments	(231,024)	0	(221,452)
		0
Net cash (used in) operating activities	(488,824)	0	(484,008)

CASH FLOWS FROM FINANCING ACTIVITES
Payments to note payable	(6,825)	0	(6,825)
Proceeds from Sale of Common Stock	610,000	0
Liability for stock to be issued		0	610,000
		0
Net cash provided by financing activities	603,175	0	603,175
		0
NET INCREASE (DECREASE) IN		0
CASH AND CASH EQUIVALENTS	114,351	0	119,167
		0
CASH AND CASH EQUIVALENTS -		0
BEGINNING OF PERIOD	4,816	0	-
		0
CASH AND CASH EQUIVALENTS - END OF PERIOD	119,167	$0	119,167

SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION:
Acquisition of Nova reverse merger accounts payable	$26,627	$0	$31,627
Acquisition of Nova reverse merger note payable	$6,825	$0	$6,825
Acquisition of Nova reverse merger convertible loan payable	$40,000	$0	$40,000
Acquisition of Nova reverse merger common stock	$26,298	$0	$26,298
Acquisition of Nova reverse merger subscription receivable	$(80,000)	$0	$(80,000)
Acquisition of Nova reverse merger deferred compensation	$(75,727)	$0	$(75,727)
Acquisition of Nova reverse merger additional paid in capital	$160,427	$0	$160,427
Common stock issued for services	$97,714	$0	$97,714

See notes to financial statements.

NEW LIFE SCIENTIFIC, INC.

(FORMERLY NEVADA HOLDING GROUP, INC.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Nevada Holding Group, Inc. (the “Company”) was organized October 28, 1999, as a Nevada corporation. The Company was organized for the purpose of acquiring equity positions in start-up and existing companies. The Company also provided companies with consulting services with regard to raising capital, equity formation, and development of management teams, implementing marketing programs when appropriate and guidance in filing registration statements. We no longer conduct these business activities. We intend to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for issuance of our securities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in 2004 and 2003 include the allowance for doubtful accounts and the useful life of property, plant and equipment.

Fair value of financial instruments

The carrying amounts reported in the balance sheet for cash and accounts payable and accrued expenses approximate their fair market value based on the short-term maturity of these instruments.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all cash and other demand deposits to be cash and cash equivalents. As of December 31, 2005 the Company had no cash equivalents.

NEW LIFE SCIENTIFIC, INC.

(FORMERLY NEVADA HOLDING GROUP, INC.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-based compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” and SFAS 148, “Accounting for Stock-Based Compensation –Transition and Disclosure”, which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

Loss per common share

Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted income per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. As of December 31, 2005and 2004 the Company did not have any common stock equivalents or potentially dilutive securities outstanding.

Advertising

Advertising costs are expensed when incurred. For the years ended December 31, 2005 and 2004 the Company didn’t incur any advertising expense.

Concentrations of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and marketable securities. The Company places its cash and marketable securities with high credit quality financial institutions.

Income taxes

Income taxes are accounted for under the asset and liability method of Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes (“SFAS 109”). Under SFAS 109 deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

NEW LIFE SCIENTIFIC, INC.

(FORMERLY NEVADA HOLDING GROUP, INC.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

In December 2004, the FASB issued FASB Statement No. 123R, “Share-Based Payment, an Amendment of FASB Statement No. 123” (“FAS No. 123R”). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company’s second quarter of fiscal 2006. The Company is in process of evaluating the impact of this pronouncement on its financial position.

In December 2004, the FASB issued SFAS Statement No. 153, “Exchanges of Nonmonetary Assets.”  The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In March 2004, the Emerging Issues Task Force (“EITF”) reached a consensus on Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments.” The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115,

“ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES.” EITF 03-01 also included accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In May 2005, the FASB issued SFAS No. 154,  “Accounting Changes and Error - an amendment of APB Opinion No. 29.” This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the usual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of  changing to the new accounting principle. This Statement requires retrospective application to prior periods financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects of the cumulative effect of the change. This  Statement  is effective for  accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect  application of SFAS No. 154 to have a material affect on its financial statements.

NOTE 2 - RELATED PARTY TRANSACTIONS

Due from related party

The Company has made advances to Pharma Trials International. The advances are evidenced by a demand note payable.

NEW LIFE SCIENTIFIC, INC.

(FORMERLY NEVADA HOLDING GROUP, INC.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 3 - INCOME TAXES

At December 31, 2005 the Company had net operating loss carry forwards of approximately $921,000 for federal and state income tax purposes available to offset future taxable income expiring on various dates through 2024. Usage of the net operating losses may be limited under Internal Revenue code section 382 due to the Company’s change in ownership, which occurred in fiscal 2005 The Company’s tax expense differs from the “expected” tax expense for the year ended December 31, 2005 as follows:

Computed “expected” tax benefit	$ (85,870)
State income taxes benefit	(12.880

Non-deductible stock based compensation	97,713
Permanent differences
Change in valuation allowance	1,037

$-

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2005are as follows:

Deferred tax assets:
Net operating loss carry forward	$ 178,897
Total gross deferred tax assets	178,897
Less valuation allowance	(178,897)

Net deferred tax assets	$ -

The valuation allowance at December 31, 2005was $178,897.

In assessing the realizability of the deferred tax assets, management considers whether it is more likely than not that some portions or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income or changes in ownership or business during the periods in which the temporary differences become deductible. Due to the Company’s continuing losses and recent change in ownership, it is more likely than not that the deferred tax assets will not be realized.

NEW LIFE SCIENTIFIC, INC.

(FORMERLY NEVADA HOLDING GROUP, INC.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

NOTE 4 – STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company is authorized to issue 10,000,000 shares of Preferred Stock, par value $.0001, with such designations, rights and preferences as may be determined from time to time by the Board of Directors.

Reverse Stock Split

On March 1, 2005, the Company’s sole officer and director and majority shareholder of the Company, authorized a reverse split of the outstanding common shares of the Company at the rate of one share for each 35 shares outstanding. The reverse split was declared effective on March 11, 2005. All share information and per share data has been restated to reflect the reverse stock split.

Common Stock

During January and February 2003, the Company issued 28,571 common shares to a total of eleven accredited investors pursuant to Regulation D, Rule 506 of the Securities Act of 1933, as amended. These shares are restricted under Rule 144 of the Act. The Company received proceeds of $30,000 from the placement of these securities.

On March 30, 2004, the Board of Directors authorized the issuance of 2,285,714 common shares of common stock to Netter, LLC, a New Jersey corporation. These shares were in exchange for arranging and assuming payment of the outstanding liabilities of the Company of $80,000. Since no formal settlement agreement has been entered into with the respective vendors, the Company reflected the $80,000 as a note receivable related to the issuance of common stock on the accompanying balance sheet. In connection with this issuance, the Company effected a change in control. On March 30, 2004, the Company’s former officers and directors resigned in all capacities as officers of the Corporation and the Board of Directors appointed Henry Val, the sole manager and member of Netter LLC as the Company’s sole directors and officer.

In March 2004, the Company converted accounts payable amounting to $80,000 into a convertible loan payable. The note bears interest at 8% per annum, is unsecured and is due on demand. The note is convertible into shares of the Company’s common stock at the rate of $.015 per share. For the three months ended June 30, 2005, the Company recorded a beneficial conversion amount of $80,000 as interest expense since the debentures were immediately convertible.

On April 12, 2004, the Company entered into a business consulting agreement with AGI Partners, Inc, for business development and administration services for a twenty four month period. In consideration for these services, the Company issued the consultant 85,714 shares of common stock and granted an option to purchase 85,714 shares of common stock at an exercise price of $.875 per share. These options are not subject to any reverse splits by the Company. The Company valued the common shares at the quoted trading price on the date of the agreement at $1.40 per common share or $120,000. For the year ended December 31, 2004, in connection with these shares, the Company recorded stock-based compensation expense of $42,500 and deferred compensation of $77,500 to be amortized over the remaining service period. The fair value of the options grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions dividend yield of -0- percent; expected volatility of 192 percent; risk-free interest rate of 4.50 percent and an expected holding periods of 5 years. In connection with the grant of these options, the Company valued the options at $117,326 and recorded stock-based compensation expense of $41,553 and deferred compensation of $75,773 to be amortized over the remaining service period. In September 2004, the Company agreed to amend this option by agreeing to accept 5,000,000 “free trading” common shares of Exus Global, Inc. (EXUS), the parent company of AGI, in lieu of the cash exercise price. In October 2004, the consultant exercised its options. Accordingly, the Company issued 85,714 of its common shares at $.875 per share for 5,000,000 common shares of EXUS with a per share value if $.015 on the exercise date.

NEW LIFE SCIENTIFIC, INC.

(FORMERLY NEVADA HOLDING GROUP, INC.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 4 – STOCKHOLDERS’ DEFICIT (continued)

Common Stock (continued)

On May 15, 2004, the Company entered into a consulting agreement for business development services. The consultant received 7,143 shares of common stock as compensation for his services as an advisor. The Company valued the common shares at the quoted trading price on the date of the resolution at $1.75 per common share or $12,500 which will be amortized over the service period. In connection with this option, the Company recorded stock-based compensation expense of $7,812 and deferred compensation of $4,688 to be amortized over the remaining service period.

In September 2004, the Company issued 7,143 shares of common stock for services, which shares were issued in favor of Reich Brothers pursuant to a consulting agreement between the Company and Reich Bros. The Company valued the common shares at the quoted trading price on the date of the resolution at $3.50 per common share or $25,000 which was charged to stock-based compensation.

In September 2004, the Company sold an aggregate of 13,714 shares of common stock to persons/entities at a price of $.875 per share for net proceeds of $12,000.

In October 2004, the Company sold an aggregate of 34,286 shares of common stock to persons/entities at a price of $.875 per share for net proceeds of $30.000.

In March 2005, the Company issued two promissory notes in the amount of $120,000 ($60,000 each), MBA Investors and Power Network. The notes bear interest at 8% per annum, are unsecured and are due on March 11, 2007. Under the terms of the notes, interest is payable semi-annually commencing six months after the dates of the notes. Payment of the outstanding principal balances of the notes shall commence on August 1, 2005 in 20 consecutive monthly payments until paid in full. At the note holders’ option, each note payable is convertible into common stock at a conversion price of $.015 per share or an aggregate of 8,000,000 shares of common stock. This amount was recorded as deferred financing costs and amortized over the life of the notes. At the option of the holders both notes were converted into total of 16,000,000 common shares.

On April 2, 2005, the Company made arrangements with Delta Capital LLC, company related to Henry Val, to compensate for management services performed on behalf of New Life. Compensation to include travel, entertainment, auto expenses, reasonable out of pocket expenses as well as management fee. Arrangement is for one year with an option or until the Company would raise sufficient financing and Henry Val issued formal employment Agreement.

On May 5, 2005, the Company issued 11,000,000 shares of its common stock in connection with the conversion of convertible debt amounting to $160,000

On May 9, 2005, we completed the acquisition of Novo Life Scientific of the Ukraine. Novo is a holder of certain licensing agreements with the Institute of Molecular Biology and Genetics of the Ukrainian Academy of Sciences. On May 5, 2005 (the “Effective Date”), pursuant to an Agreement and Plan of Acquisition(the “Agreement”) between us and Novo Life Scientific (“Novo Life”), a Ukranian enterprise corporation, we purchased all of the outstanding shares of Novo Life for the issuance of 17,500,000 shares of our common stock to the following parties: Alexander Yelsky – 4,000,000 shares; Yevsey Tseytelman – 4,000,000; Michael Val (the brother of Henry Val, our principal shareholder and sole officer and director) – 9,000,000 shares; Dmitry Gulyaev – 60,000 shares; Andrey Zerbino – 30,000 shares; Natalya Khlystova – 50,000 shares; Alexander Brusilovsky – 10,000 shares; Ganna Yelska – 10,000 shares; Alexander Yelsky, custodian for Daniel Yelsky – 120,000Shares; and Yevsey Tseytelman, custodian for Leona Tseytelman – 220,000 shares. Pursuant to the Agreement, Novo Life became our wholly owned subsidiary. The acquisition was approved by the unanimous consent of our Board of Directors on May 5, 2005.

NEW LIFE SCIENTIFIC, INC.

(FORMERLY NEVADA HOLDING GROUP, INC.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

On May 25, 2005 pursuant to an Agreement and Plan of Acquisition (the “Agreement”) between us and Pharma Trials International (PTI) in a $1.5 Million deal that will provide entry and presence in the clinical research field. The transaction calls for NWLF to pay $1.5 Million in common stock. NWLF expects the deal, which is subject to audit, customary closing conditions and regulatory approvals, to close in the third quarter ending September 30, 2005. Since we signed an agreement with PTI, New Life spent in excess of $125,000.00, most of which went into Due Diligence and working capital in the form of loans to PTI.

On June 24, 2005, the Company formed a joint venture with InvaPharm LLC whereby we will operate under the name Invamed Pharma, Inc. Invamed Pharma, Inc. was incorporated in the Florida on June 6, 2005.

On June 16, 2005, Henry Val resigned as our President. Mr. Val remained as our Chief Executive Officer. In addition, Wieslaw J. Bochenek was appointed our President and director; and Eugene Zabolotsky was appointed our secretary and director.

On September 12, 2005 the Board of Directors authorized issuance of 85,714 shares of NWLF .0001 par value, pursuant to approved transaction with UTEK Corporation, of 202 South Wheeler Street, Plant City, Florida 33566

On December 30, 2005, pursuant to the transaction set forth in 2.10 above, New Life agreed to issue a total of 5,525,000 shares of New Life’s common stock to the following shareholders of PharmaTrials in exchange for all of the issued and outstanding shares of PharmaTrials: Wieslaw J. Bochenek – 1,250,000 shares; Jerry Piotrowski – 1,250,000 shares; Natalia Khlistova – 915,000 shares; Sergiy Pakharyna – 20,000 shares; Sergiy Kazak – 5,000 shares; Alexander Kitagorovski – 915,000 shares; Viktoriy Atamanyuk – 5,000 shares; Anna Shteynberg – 332,500 shares; Allan Shteynberg – 332,500 shares and Eugene Zabolotsky – 500,000 shares. The 5,525,000 shares issued were valued at $1,500,000 or $0.27 per share. The shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. Messrs. Bochenek and Zabolotsky are presently officers and directors of New Life.

A summary of the status of the Company’s outstanding stock options as of December 31, 2005 and changes during the year ended December 31, 2004 is as follows:

	Shares	Weighted Average Exercise Price

Outstanding at January 1, 2004	-	$-
Granted	85,714	0.875
Exercised	(85,714)	(0.875)

Outstanding at September 30, 2004	-	$-

Options exercisable at end of period	-	$-

Weighted-average fair value of options
And warrants granted during the period		$0.875

NEW LIFE SCIENTIFIC, INC.

(FORMERLY NEVADA HOLDING GROUP, INC.)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

NOTE 5 – GOING CONCERN CONSIDERATIONS

As reflected in the accompanying financial statements, the Company had an accumulated deficit of $262,556at December 31, 2005, and cash used in operations in for the year ended December 31, 2005 of $119,167. In addition, the Company had $47,514 of account receivables and $115,631 in revenues. Through December 31, 2005, the Company received $610,000 in funding from the sale of common stock and notes conversion.

Management expects operations to generate negative cash flow at least through December 2005 and the Company does not have existing capital resources or credit lines available that are sufficient to fund operations and capital requirements as presently planned over the next twelve months. Management is pursuing potential acquisition/merger situations which may change the nature of the business substantially. The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan, generate revenues or obtain funding through the sale of equity or debt. While the Company believes in the viability of its strategy to raise additional funds, there can be no assurances to that effect. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that the actions presently being taken to further implement its business plan and pursue an acquisition candidate provide the opportunity for the Company to continue as a going concern.

NOTE 6 – SUBSEQUENT EVENTS

On or about February 16, 2006, we announced plans to acquire Invamed for 6,000,000 shares of our common stock, which currently is valued at $1,000,000. we have determined that the value of the Budesonide license is worth in excess $2,000,000.00 (50% - $1,000,000.00). Closing was contingent upon our review of all the INVAMED Pharma Inc. documents and payment of either 6,000,000 shares or $1,000,000.

NEW LIFE SCIENTIFIC, INC.

55,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE CONVERSION OF SECURED CONVERTIBLE DEBENTURES

3,500,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE EXERCISE OF CLASS A WARRANTS

3,500,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE EXERCISE OF CLASS B WARRANTS

4,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE EXERCISE OF CLASS C WARRANTS

4,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE EXERCISE OF CLASS D WARRANTS

2,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE EXERCISE OF CLASS E WARRANTS

2,000,000 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION

WITH THE EXERCISE OF CLASS F WARRANTS

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

UNTIL __________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$1,548.93
Accounting fees and expenses (1)	$25,000
Legal fees and expense (1)	$65,000
Miscellaneous (1)	$8,451.07
Total (1)	$100,000.00

(1) Estimated

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On March 31, 2004, we issued 80,000,000 shares of our restricted common stock to Netter LLC in consideration for in exchange for arranging and assuming payment of our outstanding liabilities totalling $80,000. The issuance was initially valued at $.001 per share or $80,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The investor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since the investor agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On April 21, 2004, we issued 3,000,000 shares of our restricted common stock to Exus Global Inc. pursuant to a consulting agreement. The issuance was valued at $.025 per share or $75,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The investor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since each agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 15, 2004, we issued we issued 250,000 shares to Isaac Sutton in exchange for services rendered pursuant to a consulting agreement for business development services. The issuance was valued at $.05 per share or $12,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The investor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since the investor agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

In August 2004, we issued an aggregate of 500,000 shares of our restricted common stock to the following investors: (1) Roman Rozenberg - 250,000 shares; and (2) Michael Val - 250,000 shares. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each investor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, each investor had the necessary investment intent as required by Section 4(2) since each agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction. The 250,000 shares issued to Roman Rozenberg were subsequently cancelled.

In September 2004, we issued 250,000 shares to Reich Brothers Inc. in exchange for services rendered pursuant to a consulting agreement. The issuance was valued at $.10 per share or $25,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The investor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since the investor agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

In October 2004, we issued an aggregate of 3,230,000 shares of our restricted common stock to the following investors: (1) Exus Global Inc. - 2,650,000 shares; (2) John Baird - 50,000 shares; (3) Mark Mayoka - 50,000 shares; and (4) Yvsey Tseytelman - 400,000 shares; (6) Arthur Khurshudyan - 80,000 shares. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each investor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, each investor had the necessary investment intent as required by Section 4(2) since each agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 21, 2004, we issued an aggregate of 1,200,000 shares of our restricted common stock to the following investors: (1) Yeugeny Yelsky - 400,000 shares; (2) Alexander Yelsky - 600,000 shares; and (3) Yvsey Tseytelman - 200,000 shares for cash consideration of $30,000. The issuances were valued at $0.025 per share or $30,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each investor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, each investor had the necessary investment intent as required by Section 4(2) since each agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 4, 2005, we issued an aggregate of 8,000,000 shares of our restricted common stock to the following investors: (1) Power Network Inc. – 4,000,000 shares; and (2) MBA Investors Inc. – 4,000,000 shares. Such shares were issued pursuant to conversion of two promissory notes. The issuances were valued at $0.015 per share or $120,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each investor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, each investor had the necessary investment intent as required by Section 4(2) since each agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 4, 2005, we issued an aggregate of 3,000,000 shares of our restricted common stock to the following investors: (1) YT2k Inc. – 1,500,000 shares; and (2) Starr Consulting – 1,500,000 shares. Such shares were issued in consideration for pursuant to conversion of two promissory notes. The issuances were valued at $0.015 per share or $45,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each investor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, each investor had the necessary investment intent as required by Section 4(2) since each agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 5, 2005, pursuant to an Agreement and Plan of Acquisition (the "Agreement") between us and Novo Life Scientific ("Novo Life") we purchased all of the outstanding shares of Novo Life for the issuance of 17,500,000 shares of our common stock to the following parties: Alexander Yelsky - 4,000,000 shares; Yevsey Tseytelman - 4,000,000; Michael Val (the brother of Henry Val, our principal shareholder and sole officer and director) - 9,000,000 shares; Dmitry Gulyaev - 60,000 shares; Andrey Zerbino - 30,000 shares; Natalya Khlystova - 50,000 shares; Alexander Brusilovsky - 10,000 shares; Ganna Yelska - 10,000 shares; Alexander Yelsky, custodian for Daniel Yelsky - 120,000 Shares; and Yevsey Tseytelman, custodian for Leona Tseytelman - 220,000 shares. Pursuant to the Agreement, Novo Life became our wholly owned subsidiary. The acquisition was approved by the unanimous consent of our Board of Directors on May 5, 2005. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each investor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, each investor had the necessary investment intent as required by Section 4(2) since each agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 12, 2005, we issued 85,714 shares of our restricted common stock to UTEK Corporation in consideration for an agreement entered into by the parties. The issuance was valued at $.875 per share or $75,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The investor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since the investor agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 11, 2005, we issued an aggregate of 3,000,000 shares of our restricted common stock to the following investors: (1) YT2k Inc. - 1,500,000 shares; and (2) Starr Consulting - 1,500,000 shares. Such shares were issued pursuant to two $20,000 convertible notes each issued on March 31, 2004 for debts incurred between 1999 and 2002 ("Convertible Notes"). The issuance was valued at $.013 per share or $40,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each investor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, each investor had the necessary investment intent as required by Section 4(2) since each agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 30, 2005, we issued an aggregate of 314,000 shares of our restricted common stock to the following investors: (1) YT2k Inc. – 157,000 shares; and (2) Starr Consulting – 157,000 shares. Such shares were issued pursuant to two $20,000 convertible notes each issued on March 31, 2004 for debts incurred between 1999 and 2002 (“Convertible Notes”). The issuance was valued at $.013 per share or $40,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each investor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, each investor had the necessary investment intent as required by Section 4(2) since each agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 12, 2005, we issued 1,250,000 shares of our restricted common stock to M & L Consulting, Inc. and warrants to purchase 833,333 shares of our common stock at an exercise price of $.30 per share for cash consideration of $250,000. Our securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of the securities. The above issuance of our securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such securities by us did not involve a public offering. The investor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since the investor agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these securities would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 30, 2005, pursuant to an Agreement and Plan of Acquisition between us and Pharma Trials International (PTI) we issued a total of 5,525,000 shares of our common stock for an aggregate purchase price of $1,500,000 to the following shareholders of PTI in exchange for all of the issued and outstanding shares of PharmaTrials: Wieslaw J. Bochenek - 1,250,000 shares; Jerry Piotrowski - 1,250,000 shares; Natalia Khlistova - 915,000 shares; Sergiy Pakharyna - 20,000 shares; Sergiy Kazak - 5,000 shares; Alexander Kitagorovski - 915,000 shares; Viktoriy Atamanyuk - 5,000 shares; Anna Shteynberg - 332,500 shares; Allan Shteynberg - 332,500 shares and Eugene Zabolotsky - 500,000 shares. The 5,525,000 shares issued were valued at $1,500,000 or $0.27 per share. Messrs. Bochenek and Zabolotsky are presently officers and directors of New Life. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each investor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, each investor had the necessary investment intent as required by Section 4(2) since each agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On March 6, 2006, we issued 6,000,000 shares of our restricted common stock to Invapharm in consideration for the remaining 50% equity ownership of Invapharm . The issuance was valued at $0.16 per share or $1,000,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The investor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(2) since the investor agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 5, 2006, we completed a financing agreement with Cornell Capital Partners, LP (“Cornell”)by signing a securities purchase agreement with them for a maximum of $1,050,000. The initial closing on May 5, 2006, was for financing of the principal amount of $350,000 for which we issued a secured convertible debenture. The second closing on June 6, 2006, was for $450,000 for which we issued a secured convertible debenture. Under the securities purchase agreement, we will receive the final payment of principal amount of $250,000 within two (2) days after this SB-2 registration statement is declared effective. At such time, we will issue a secured convertible debenture for such amount. Additionally, Cornell received warrants to purchase Nineteen Million (19,000,000) shares of our common stock. The secured convertible debentures are convertible into shares of our common stock at a rate equal to the lesser of (a) $0.16 or (b) ninety five percent (95%) of the lowest closing bid price of our shares of common stock during the twenty five (25) trading days immediately preceding the conversion date as quoted by Bloomberg, LP. The secured convertible debentures are secured by a lien on all of our assets and by all of the assets of our subsidiaries pursuant to a security agreement entered into with Cornell. Under the terms of the secured convertible debenture and the related warrants, the secured convertible debentures and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of callable secured convertible debentures or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act.

The convertible notes and the warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. The note holders set forth above were each sophisticated investors and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the note holders set forth above had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT	DESCRIPTION

3.1	Articles of Incorporation and Amendments (1)
3.2	By-Laws (1)
5.1	Opinion and Consent of Anslow & Jaclin, LLP
10.1	Securities Purchase Agreement for $1,050,000 Financing (1)
10.2	Form of Secured Convertible Debentures (1)
10.3	Form of Stock Purchase Warrant
10.4	Registration Rights Agreement (1)
10.5	Stock Purchase Agreement between New Life Scientific, Inc., and InvaPharm LLC (2)
10.6	Agreement and Plan of Acquisition between New Life Scientific, Inc. and Novo Life Scientific Group, Inc. (3)
21.1	Subsidiaries (1)
23.1	Consent of Larry O’Donnell, CPA, P.C.
24.1	Power of Attorney (included on signature page of Registration Statement)

(1)	Filed with the Form SB-2 with the SEC on June 8, 2006 (SEC File No. 333-134850)
(2)	Filed with the 8-K filed with the SEC on April 3, 2006 (SEC File No. 000-32321)
(3)	Filed with the 8-K filed with the SEC on May 11, 2005 (SEC File No. 000-32321)

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a) Rule 415 Offering Undertaking:

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230.424);

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Freehold, State of New Jersey on August 7, 2006.

By:	/s/ Henry Val
Henry Val
Chief Executive Officer,
and Director

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Henry Val, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ Henry Val	Chief Executive Officer,	Dated: August 7, 2006
	Henry Val	and Director

By:	/s/ Wieslaw J. Bochenek	Chief Scientific Officer	Dated: August 7, 2006
	Wieslaw J. Bochenek	and Director

By:	/s/ Eugene Zabolotsky	Vice President, Secretary,	Dated: August 7, 2006
	Eugene Zabolotsky	and Director